                                                                   EXHIBIT 10.13

                         PRODUCT DISTRIBUTION AGREEMENT

                                     BETWEEN

                             INTEGRITY INCORPORATED,

                                       AND

              SONY MUSIC, A GROUP OF SONY MUSIC ENTERTAINMENT INC.,

                            DATED AS OF MARCH 4, 2002


                         EXCLUDING CONFIDENTIAL PORTIONS

















---------------
(1) Indicates information which has been redacted pursuant to a request for confidential treatment.

                       INDEX TO THE CONFIDENTIAL PORTIONS


                PAGE                               SECTION                             LINE(S)
                 1                                 1.01(b)                                3
                 1                              1.02(a)(2)(i)                          4 and 5
                 5                                 2.01(b)                                7
                 5                                2.02(a)(1)                          3, 4 and 8
                 6                                2.02(a)(1)                              1
                 6                                2.02(a)(2)                           3 and 4
                 6                                 2.02(c)                             2 and 4
                 8                                3.04(a)(1)                  3, 6, 8, 9, 10, 12 and 13
                 8                                3.04(a)(3)                           4 and 5
                 8                                 3.04(b)                                4
                 8                                3.04(c)(1)                           4 and 5
                 8                                3.04(c)(2)                              4
                 11                                5A.01(a)                               2
                 11                              5A.01(b)(i)                              1
                 11                              5A.01(b)(ii)                       2, 3, 5 and 6
                 11                                 5A.02                                 5
                 11                               5.01(a)(1)                              1
                 11                               5.01(a)(2)                              1
                 11                                5.01(b)                          2, 3, 4 and 9
                 12                                5.01(b)                                1
                 12                                5.01(c)                                1
                 12                                  5.02                          5, 6, 7, 8 and 9
                 12                                5.03(a)                                1
                 12                                5.05(a)                             1 and 3
                 12                                5.05(b)                                3
                 13                             5.07(a)(1)(i)                             2
                 13                             5.07(a)(1)(ii)                  7, 8, 9, 10, 11 and 12
                 13                               5.07(b)(2)                           1 and 2
                 14                               5.07(c)(2)                           1 and 2
                 15                                  6.03                                 4
                 15                                7.01(b)                             9 and 12
                 16                                  7.03                                 13
                 18                             8.01(a)(2)(i)                             2
                 18                             8.01(a)(2)(ii)                            2
                 18                            8.01(a)(2)(iii)                            2
                 18                             8.01(a)(2)(iv)                        2, 7 and 9
                 18                             8.01(b)(1)(i)                          3 and 5
                 18                             8.01(b)(1)(ii)                            2
                 19                             8.01(b)(1)(ii)                            3
                 19                                8.01(c)                                10
                 20                                8.03(b)                                2
                 23                                10.05.1                             4 and 5


                 24                                10.05.1                                5
                 24                                 10.06                              2 and 7
                 24                                10.06.2                                2
                 24                                10.08(a)                               1
                 24                                10.08(b)                            1 and 2
                 24                                10.08(c)                               1
                 25                                10.10.2                                4
                 26                                 10.17                           2, 3, 7 and 8
                 26                                 10.20                                 1
                 28                              10.28(b)(2)                              9
                 28                              10.28(c)(1)                              2
                 28                              10.28(c)(2)                        2, 4, 7 and 8
                 34                               Schedule B              2, 3, 4, 5, 6, 7, 9, 15, 17 and 19


AGREEMENT MADE AS OF MARCH 4, 2002, BETWEEN INTEGRITY INCORPORATED, A DELAWARE CORPORATION, 1000 CODY ROAD, MOBILE, ALABAMA 36695 (HEREINAFTER, "INTEGRITY" OR "YOU"), AND SONY MUSIC, A GROUP OF SONY MUSIC ENTERTAINMENT INC., 550 MADISON AVENUE, NEW YORK, NEW YORK 10022-3211 (HEREINAFTER "SONY", "WE" OR "US").

Reference is hereby made to the agreement dated as of December 12, 2001, between you and Sony [SMU 01-408.2(1)] (the "Previous Agreement").

1.       TERM; GRANT OF RIGHTS

         1.01.    (a)      Notwithstanding anything to the contrary in
paragraph 1.01 of the Previous Agreement, the Term shall be a period of three
(3) years commencing as of January 1, 2002 and, unless terminated or extended as provided herein, ending on December 31, 2004 (the "Term"). (Subject to the provisions of paragraph 11.02 below, each successive twelve-month period during the Term, commencing on the date hereof, is sometimes referred to herein as a "Contract Year"; provided, however, that the first Contract Year shall begin on April 1, 2002 and shall end on December 31, 2002.) Notwithstanding anything to the contrary herein (but subject to the proviso below), the provisions of the Previous Agreement shall govern Sony's rights and responsibilities with respect to all Recordings hereunder during the period beginning on January 1, 2002 and ending March 31, 2002 (i.e. to the extent the terms herein are inconsistent with the terms of the Previous Agreement, the terms of the Previous Agreement shall govern until March 31, 2002); provided, however, that Articles 5 and 8 below (instead of Articles 5 and 8 in the Previous Agreement) shall govern our royalty payment obligations to you with respect to the sale of Albums under the Previous Agreement

                  (b) Notwithstanding the provisions of subparagraph 1.01(a) above and subject to the following sentence, in the event that Net Sales Through Normal Retail Channels in the United States ("USNRC Net Sales") of full-priced, Top Line Records hereunder equal or exceed [**](1) ([**](1)) units during the final Contract Year, the Term shall be automatically extended for one additional Contract Year (i.e., until December 31, 2005, unless terminated or extended as provided herein). Notwithstanding the foregoing: (i) in the event that another party acquires a controlling interest in Integrity at any time prior to November 30, 2004, the preceding sentence shall not apply and (ii) in the event that another party acquires a controlling interest in Integrity at any time after November 30, 2004, Integrity may terminate the Term upon thirty (30) days notice to Sony.

         1.02.    (a)      (1)       Subject to paragraph 2.04 below, you
grant to Sony and its Licensees the sole, exclusive and unlimited right, privilege and license, under copyright and otherwise, throughout the Territory in the Market, during the Term and (subject to subparagraph 1.04(a) below) Sell-Off Period: (i) to manufacture Phonograph Records and Covered Videos (and other Related Material in connection therewith) in any form and by any method now or hereafter used for commercial exploitation, made from the Masters and
(ii) to sell, transfer or otherwise deal in such Phonograph Records and Covered Videos (and other Related Material in connection therewith) under any trademarks, trade names and labels (subject to paragraph 3.01).

                           (2)      (i)      Subject to subsection 1.02(a)(2)
(ii) below, Sony shall have the exclusive right to grant so-called "master use" licenses authorizing synchronization of the Masters in feature-length theatrical motion pictures and television commercials and television films and programs (each such license is sometimes referred to herein as a "Master Use License"). Sony shall receive [**](1) percent ([**](1)%) of all fees (excluding Mechanical Royalties) payable in connection with any such Master Use Licenses. Sony shall not grant any Master Use License without your written consent; provided, however,


---------------
(1) Indicates information which has been redacted pursuant to a request for confidential treatment.

that in the event you do not consent to a Master Use License proposed by Sony, you shall not be permitted to grant (either directly or indirectly) a "master use" license for the project in question to the licensee who would have received the Master Use License in question.

                                    (ii)     Notwithstanding the provisions of
subsection 1.02(a)(i) above, you shall be permitted to grant Master Use Licenses directly to third parties provided: (i) such third party has not previously entered into discussions with Sony in connection with the Master Use License in question and (ii) no intermediary receives any compensation or other consideration in connection with any such Master Use License. Sony shall not receive any portion of any fees in connection with any such licensing arrangements.

                                    (iii)    Sony will in good faith explore
with Integrity the option of promoting Integrity's catalogue of song copyrights for use in feature-length theatrical motion pictures and television commercials and programs on terms similar to those set forth above for Master Use Licensing.

                  (b) You will execute, acknowledge and deliver to Sony such instruments and documents and will otherwise cooperate with Sony, as it shall reasonably request from time to time, for any of the purposes described in this paragraph 1.02. You hereby irrevocably appoint Sony your attorney-in-fact to take, at Sony's expense (subject to paragraph 9.05 below), any and all other actions in your name and on your behalf to protect and enforce Sony's rights in the Recordings Submitted hereunder in the Market during the period of Sony's rights, if and to the extent deemed advisable by Sony. Notwithstanding the foregoing, Sony shall give you ten (10) days' to execute any such instruments and documents before signing them in your name.

         1.03.    (a)      Sony and its Licensees shall have and may grant to
others the rights to use your name, the names, portraits, pictures and likenesses of the Artists and all other persons, including producers, performing services in connection with the Recordings Submitted hereunder (including, without limitation, all professional, group, and other assumed or fictitious names used by them), and biographical material concerning them, (collectively, the "Material") as Related Material, as news or information, for the purposes of trade, or for advertising purposes, in any manner and in any medium, all such uses to be solely in connection with the marketing and exploitation of the Recordings Submitted hereunder and Phonograph Records derived therefrom and in institutional advertising (advertising designed to create goodwill and prestige and not for the purpose of selling any specific product or service) for the benefit of you or Sony as opposed to a third party institution.

                  (b) In connection with subparagraph (a) above, Sony will use only Material which is supplied by you, provided (1) you supply such Material on a timely basis, (2) such Material is reasonably adequate with regard to both quantity and quality, and (3) such Material is current when supplied. In the event that Sony intends to use Material not supplied by you because some or all of the conditions set forth in the preceding sentence have not been met, Sony agrees to provide you with at least seven (7) business days notice prior to using any such Material not supplied by you; provided, however, that Sony's inadvertent, good faith, non-repetitive failure to comply with this provision shall not constitute a breach hereunder and you shall not be entitled to injunctive relief to restrain the continuing use of any Material used in contravention of this subparagraph. Subject to the preceding sentence, Sony will use the Material in the form supplied by you unless your consent to alter the form is obtained.

         1.04.    (a)      During the six (6) month period following the
expiration of the Term or, with respect to each Reverting Licensed Master, the six (6) month period following the date on which a Master becomes a Reverting Licensed Master (subject to the provisions of paragraph 10.27.1 below) ("Sell-Off Period"), Sony shall have the non-exclusive right to sell or otherwise dispose of Phonograph Records previously manufactured under this agreement, subject to the terms and conditions of this agreement, including applicable royalty and accounting terms. During the final six (6) months of the Term, Sony shall not be permitted to manufacture S4W Albums or Phonograph Records embodying Masters in quantities in excess of that which Sony reasonably expects to sell during the Term.

                  (b) With respect to S4W Albums and Phonograph Records embodying Masters initially released by Sony in the final six (6) months of the Term, Sony shall have the non-exclusive right to sell or otherwise dispose of such Records during the Sell-Off Period. With respect to S4W Albums and Phonograph Records embodying Masters initially released by Sony in the final three (3) months of the Term, Sony shall have, in addition to the right provided in the previous sentence, the right to manufacture Records embodying such Recordings during the three (3) month period immediately following the expiration of the Term; provided, however, that Sony shall not manufacture Records during this three (3) month period in quantities in excess of that which Sony reasonably expects to sell during such period. A Record shall be deemed released under this paragraph when Sony commences shipment of it.

                  (c) At the end of the Sell-Off Period, you shall have the right to purchase some or all of the Phonograph Records in inventory from Sony at manufacturing and shipping cost, provided you exercise your option to do so thirty days prior to the end of the Sell-Off Period. To the extent you purchase such Phonograph Records, you may dispose of them as you choose. If you do not exercise your option to purchase such Phonograph Records, Sony will destroy those remaining in inventory. At your request thirty (30) days prior to the end of the Term, Sony will supply you with a written estimate of the approximate number of Albums manufactured hereunder that remain in Sony's inventory.

                  (d) During the Sell-Off Period, Sony shall not make Albums hereunder available at so-called "distress" or "closeout" prices.

         1.05. During the Term, promptly following Sony's receipt of notice from you indicating your desire therefor, Sony shall consider in good faith the possibility of entering into a cost and profit sharing arrangement for recording projects specified in such notice, on terms and conditions to be agreed.

         1.06.    (a)      If Sony elects to distribute any Album, the rights
to which are wholly-owned or controlled by Sony (each such Album, a "Sony Album"), in the United States in the Christian Booksellers Association market during the Term, you shall have the option to be the exclusive distributor of such Sony Album in the United States in the Christian Market during the Term and in accordance with the terms set forth herein and subject to prior commitments Sony may have with respect to such Sony Album. With respect to each such Album, you shall have fifteen (15) business days after Sony sends you a copy of such Album along with notice informing you that it would like to distribute such Album in the Christian Booksellers Association market to notify Sony that you would like to exercise your option under the preceding sentence. If you do not so notify Sony, then your option to so distribute such Album shall terminate. If you do timely exercise your option to distribute such Sony Album then the following terms shall apply: (i) you shall be permitted to distribute such Album in the United States in the Christian Booksellers Association market during the Term, subject to existing commitments Sony may have with respect to such Sony Album; (ii) you shall hire Sony to manufacture all units of the Sony Album distributed by you at the manufacturing rates Epic is charged (such rates, as of the date hereof, are set forth in Schedule B hereto); (iii) you will pay Sony a royalty equal to the royalty you would have received had the Sony Album been an Album hereunder exploited by Sony (under Articles 5 and 8 below) in accordance with the terms herein; (iv) you will undertake general marketing and promotion of the Sony Album equivalent to that which Sony is obligated to undertake under the provisions of paragraph 3.04 below; (v) in connection with such exploitation, you will be responsible for all costs that are customarily borne by a record distributor operating under a master license; (vi) you shall not be permitted to include any names, logotypes or trade symbols other than the Integrity logotype or trade symbol (and the appropriate Sony logotype or trade symbol designated by Sony) on the packaging or labels used in connection with the Sony Album in question or on any materials associated with the marketing of such Sony Album; (vii) you shall not object (and you shall exercise best reasonable efforts to ensure that no third party obligates you to object) to the use of coding in Sony Albums that prevents Persons other than Sony or Integrity from receiving credit for SoundScan sales of the Sony Album in question; (viii) the coupling restrictions and coordinated release obligations that apply to Sony under paragraphs 3.02 and 3.03, respectively, with respect to your product shall, for the avoidance of doubt, apply to you with respect to our product; (ix) the provisions of paragraphs 3.09 and 5.05 (and any other restrictions on the use of Masters set forth herein) shall, for the avoidance of doubt, apply to you with respect to our product.

                  (b) If Sony elects to distribute a Sony Album in Canada, Australia, New Zealand, Singapore or the United Kingdom or any country in Europe, the former republics of the Soviet Union or Latin America in the Christian Booksellers Association market during the Term, you (or an Acceptable Designee (defined below)) shall have the option (subject to the provisions of paragraph 10.32 below) to be the exclusive distributor of such Sony Album in such countries in the Christian Market during the Term and in accordance with the terms set forth herein and subject to prior commitments Sony may have with respect to such Sony Album. With respect to each such Album, you shall have twenty-five (25) business days after Sony sends you a copy of such Album along with notice informing you that it would like to distribute such Album in the Christian Booksellers Association market to notify Sony that you would like to exercise your option under the preceding sentence. If you do not so notify Sony, then your option to so distribute such Album shall terminate. If you do timely exercise your option to distribute such Sony Album then the following terms shall apply: (i) you (or an Acceptable Designee) shall be permitted to distribute such Album in the country or countries in question in the Christian Booksellers Association market during the Term, subject to existing commitments Sony may have with respect to such Sony Album; (ii) you shall hire Sony to manufacture all units of the Sony Album distributed by you; (iii) you will pay Sony a royalty equal to the royalty you would have received had the Sony Album been an Album hereunder exploited by Sony (under Articles 5 and 8 below) in accordance with the terms herein; (iv) you will undertake general marketing and promotion of the Sony Album equivalent to that which Sony is obligated to undertake under the provisions of paragraph 3.04 below; (v) in connection with such exploitation, you will be responsible for all costs that are customarily borne by a record distributor operating under a master license; (vi) neither you nor any other Person shall not be permitted to include any names, logotypes or trade symbols other than the Integrity logotype or trade symbol (and the appropriate Sony logotype or trade symbol designated by Sony) on the packaging or labels used in connection with the Sony Album in question or on any materials associated with the marketing of such Sony Album; and (vii) the coupling restrictions and coordinated release obligations that apply to Sony under paragraphs 3.02 and 3.03, respectively, with respect to your product shall, for the avoidance of doubt, apply to you with respect to our product; and (ix) the provisions of paragraphs 3.09 and 5.05 (and any other restrictions on the use of Masters set forth herein) shall, for the avoidance of doubt, apply to you with respect to our product. As used herein, an "Acceptable Designee" is a Person who is not a Major Record Company (or owned by a Major Record Company) and who specializes in distribution in the Christian Booksellers Association market in the country in question.

                  (c) Except as otherwise provided herein: (i) the rights, responsibilities and terms that apply to Sony with respect to Sony's distribution of your product hereunder shall apply to you with respect to your distribution of our product hereunder, and (ii) the rights, responsibilities and terms that apply to you with respect to Sony's distribution of your product hereunder shall apply to Sony with respect to your distribution of our product hereunder.

1A.      SONGS 4 WORSHIP ALBUMS

         1A.01.   You grant to Sony and its Licensees the sole and exclusive right, privilege and license, under copyright and otherwise, throughout the Territory in the Market, during the Term and Sell-Off Period: (i) to manufacture Phonograph Records embodying each S4W Album (and any Covered Videos and other Related Material in connection therewith) in any form and by any method now or hereafter known and (ii) to sell, transfer or otherwise deal in such Phonograph Records and Covered Videos (and other Related Material in connection therewith) under any trademarks, trade names and labels (subject to paragraph 3.01). Notwithstanding the foregoing, Sony shall not be permitted to engage in direct response television advertising of any S4W Album in any country of the Territory unless Integrity explicitly grants such rights to Sony.

         1A.02. Promptly following the complete execution of this agreement, you and Sony agree to work together to develop a release schedule for each S4W Album designated by you. During the Term, you and Sony shall work together to determine the release schedule for each S4W Album in each country of the Territory and to determine the overall number of such Albums to be released in each such country.

2.       SUBMISSION; DELIVERY

         2.01.    (a)      Subject to subparagraph 2.01(c) below, you shall
Submit to Sony all Recordings to be initially released during the Term on any label owned or controlled by you (i.e., as of the date of this agreement, the Integrity, Vertical or Hosanna labels (or any successor labels thereto)) or any other labels to which Integrity has rights (each such Recording is sometimes referred to as a "New Master").

                  (b) Each Master made before the Term that is not an Excluded Master is sometimes referred to hereinafter as an "Existing Master". Sony will have the continuing right, throughout the Term, to select some or all of the Existing Masters to be Submitted for possible distribution hereunder. At Sony's request, you will promptly deliver to Sony a digital compact disc containing the Existing Masters constituting an Album or other Record specified by Sony to assist Sony in its selection of Existing Masters. You represent and warrant that: (i) as of the date hereof the number of Existing Masters is sufficient to constitute at least [**](1) ([**](1)) Albums appropriate for distribution in the Market and (ii) you shall not enter into any agreement (by which, for example, you assign, sell, transfer or otherwise encumber your rights in any such Existing Masters during the Term) that diminishes or otherwise affects Sony's rights hereunder to any such Existing Master, except as follows:
(i) you shall be permitted to sell all or a substantial portion of your catalog of Existing Masters to a third party, provided that Sony's rights hereunder are not affected by such transfer of rights and (ii) prior to December 31, 2004, you shall be permitted to sell the rights to no more than two (2) agreements by which you have acquired the rights to the Recordings of an Artist; provided, however, that: (A) prior to April 1, 2003, you shall not be permitted to sell the rights to more than one (1) such agreement, (B) in the event the Term is extended for a fourth Contract Year under subparagraph 1.01(b) above, you shall be permitted to sell the rights to one (1) such additional agreement, and (C) in the event the person acquiring (either directly or indirectly) the rights to any such agreement is not the Artist himself or herself (or the Artist's furnishing party), then you agree to grant Sony First Refusal Rights with respect to the sale of such agreement.

                  (c) Notwithstanding anything to the contrary herein: (i) you shall be permitted to distribute Budget Albums and (ii) Sony shall not have the right to distribute any Excluded Masters.

         2.02.    (a)      (1)      During the Term, you shall Submit a
sufficient number of New Masters (that is, in each case, "appropriate" (as defined below) for distribution in the Market) to constitute a minimum of [**](1) ([**](1)) Albums per Contract Year (each such Album, a "New Album") and, subject to subparagraph 2.02(c) below, a minimum of [**](1) ([**](1)) such New Albums shall be Submitted in each quarter of each Contract Year. A New Master shall be deemed "appropriate" for distribution in the Market if, in Sony's good faith judgment, it is reasonably similar to an Integrity or a Word Album previously released by Sony in the Market that enjoyed meaningful success. Your Submission of a sufficient number of appropriate New Masters to constitute a minimum of [**](1) ([**](1)) New Albums in each quarter of any given


---------------
(1) Indicates information which has been redacted pursuant to a request for confidential treatment.

Contract Year and a minimum of [**](1) ([**](1)) New Albums total per Contract Year is sometimes referred to herein as the "Minimum Delivery Commitment".

                           (2)      In each Contract Year, subject to the
provisions of paragraph 2.04 below and provided you have Submitted a sufficient number of New Masters that are "appropriate" (as defined above) for distribution in the Market to constitute a minimum of [**](1) ([**](1)) New Albums that are intended for release on the Integrity, Vertical or Hosanna labels, Sony shall release a minimum of [**](1) ([**](1)) such New Albums in the United States. Each such Album shall be released on the corresponding Integrity-owned label.

                           (3)      Albums embodying Masters that are, in Sony's
reasonable judgment, commercially satisfactory for a Latino audience in the Market (because, for example, they embody Spanish and/or Portuguese Masters) shall be released in the United States on the Sony Discos label (or its replacement). Commercially satisfactory Albums embodying Masters that are "child-oriented" (as determined by Sony in its reasonable discretion) shall be released on the Sony Wonder label (or its replacement). All other Albums shall be released on the Epic label (or its replacement). In the event that Sony believes that the most appropriate label on which to release an Album hereunder is different from the label set forth above, you agree to consider in good faith Sony's request to release the Album in question on such other label.

                  (b)      Omitted without implication.

                  (c) For purposes of subparagraph 2.02(a) above, in determining whether the Minimum Delivery Commitment has been fulfilled, a maximum of [**](1) ([**](1)) New Albums accepted by Sony per quarter (including those carried forward) will be taken into account and any New Albums accepted by Sony in excess of [**](1) ([**](1)) in any quarter of a Contract Year will be treated as Submitted and accepted in the succeeding quarter of the Contract Year concerned.

                  (d) Albums embodying Multiple Record Sets and Albums which contain any previously released Recordings or "out-takes" from a recording project prior to the Album (or other recording) project concerned shall not apply in fulfillment of your Minimum Delivery Commitment.

                  (e) An Album will not be considered satisfactory for the Minimum Delivery Commitment if it includes any endorsements (other than endorsements affiliated with Integrity's ministry or ministers) or so-called "commercial tie-ins" not approved by Sony in writing, or if it contains any material (e.g., lyrics) which Sony deems patently offensive or which, in the judgment of its attorneys might subject Sony or Sony's Licensees to unfavorable regulatory action, violate any law, infringe the rights of any Person or subject Sony or Sony's Licensees to liability for any reason.

         2.03. Subject to the following sentence, no New Master accepted by Sony will be exploited by Integrity or its affiliates or made available to any Person other than Integrity or its affiliates for exploitation outside the Territory or outside the Market, and no item of Related Materials will be used by Integrity or its affiliates or made available to any such other Person for use outside the Territory or outside the Market, until the earlier of: (i) Sony's release thereof and (ii) the date that is four (4) months after your Submission of such Master. Notwithstanding the foregoing, Integrity shall be permitted to sell a New Master directly to consumers via its web site and through direct-to-consumer clubs operated by Integrity up to eight (8) weeks prior to Sony's release of such New Master.


---------------
(1) Indicates information which has been redacted pursuant to a request for confidential treatment.

         2.04. Within fifteen (15) days after the date of Submission of each Album in accordance with paragraphs 2.01 and 2.02, Sony shall notify you whether it has determined to acquire rights in and release the New Masters constituting such Album in accordance with the provisions of this agreement. If Sony opts to acquire the rights in such Album: (i) you shall deliver all Related Materials in connection with such Album to Sony's New York offices within ten business (10) days after you are notified of Sony's exercise of its option hereunder and (ii) Sony shall release such Album in the United States within six (6) months after Integrity's delivery thereof. If Sony does not opt to acquire rights in such Album, then you shall be permitted to distribute such Album directly or through a third party.

         2.05.    With respect to each Album accepted by Sony under paragraph
2.04 above, you shall timely provide Sony with final copies of all artwork necessary for Sony's release of such Album in the Market. Sony shall not make any material changes to any Related Materials (including artwork) without your prior written consent; provided, however, that, with respect to each Album distributed hereunder, Sony shall be permitted to include the logotypes or other trade symbols used by the Sony label distributing such Album (as well as the appropriate barcode information and other similar information) on the packaging associated with such Album.

3.       MARKETING

         3.01. (a) Sony will print your logotype or other trade symbol, designated by you (your "Mark"), and will print the logotype or other trade symbol, designated by the distributed label concerned, on the Record labels and Album covers used for Phonograph Records consisting entirely of Masters. The Mark shall be no less prominent than the logotype or other trade symbols used by Sony on the Album artwork; provided, however, that: (i) Sony's inadvertent failure to comply with this provision shall not constitute a breach hereunder (provided that Sony does not fail to comply with this provision more than two times during the Term and provided that, if you have notified Sony of its failure to comply with this provision, Sony shall correct the mistake on manufacturing runs of the Album in question for which production commences more than thirty (30) days after Sony receives notice of its failure to comply with this provision) and (ii) in no event shall you be entitled to injunctive relief to prevent Sony from distributing Albums manufactured prior to Sony's receipt of notice from you that it has not complied with this subparagraph 3.01(a). You hereby irrevocably grant to Sony the exclusive right, in the Territory and in the Market, to use and to authorize others to use the Mark in the Territory during the Term for advertising and purposes of trade and otherwise in connection with its exploitation of Recordings hereunder; and the nonexclusive right to so use the Mark in the Territory and in the Market during the Sell-Off Period. You hereby represent and warrant that you have all rights necessary to effectuate the grant of rights in this subparagraph 3.01(a), and all such uses of the Mark shall be without any payment to you or any other Person.

                  (b) Your Mark, wherever used by Sony or its Licensees, will be deemed an item of "Materials" covered by your warranties, representations, and indemnification obligations under Article 9. Without limiting Sony's rights under Article 9 or otherwise, Sony may refrain from printing the Mark at any time when its use might violate any law or the rights of any other Person, in Sony's reasonable judgment. If Sony so refrains, it will notify you of such and of its reasons for so doing.

         3.02. Sony will not, without your written consent: (i) couple Master Recordings under this agreement with Recordings not embodying the Artist's performances on any Record or (ii) create compilation Albums of Recordings hereunder not approved by you.

         3.03. Subject to paragraph 2.03, Sony and you agree to reasonably attempt to coordinate the release of each Album subject to this agreement with a view toward the release of each such Album by Sony and you in the United States being simultaneous. You shall not release an Album in Canada prior to its release in the United States.

         3.04.    (a)      (1)      During the Term, with respect to each New
Release Album (defined below) and subject to the provisions below, Sony will incur Permitted Expenditures in connection with the general marketing and promotion of the Masters embodied thereon in an amount equal to [**](1) percent ([**](1)%) of its U.S. Net Revenues (defined below) in that Contract Year with respect to the New Release Album in question. Subject to the following sentence, after any New Release Album achieves USNRC Net Sales of [**](1) units (but has not yet achieved USNRC Net Sales of [**](1) units) the applicable percentage pursuant to the first sentence of this section 3.04(a)(1) applied in connection with sales in excess of such units with respect to that particular Album shall be reduced to [**](1) percent ([**](1)%) of U.S. Net Revenues, with respect to the New Release Album in question, earned after the date on which the [**](1)th unit of such Album was sold. After any New Release Album achieves USNRC Net Sales of [**](1) units the applicable percentage pursuant to the first sentence of this section 3.04(a)(1) applied in connection with sales in excess of such units with respect to that particular Album shall be reduced to [**](1) percent ([**](1)%) of U.S. Net Revenues, with respect to the New Release Album in question, earned after the date on which the [**](1)th unit of such Album was sold.

                           (2)      A "New Release Album" is an Album Submitted
and accepted in accordance with paragraphs 2.01, 2.02, 2.03, and 2.04. Each such Album will be considered a New Release Album only during the twelve (12) month period immediately following such Album's initial release. Thereafter, each such Album shall be referred to as a "Post-New Release Album".

                           (3)      "U.S. Net Revenues" means total revenues
earned and received by Sony from the Net Sales of a New Release Album (for purposes of section 3.04(a)(1) above) or an Album embodying Existing Masters (for purposes of subparagraph 3.04(b) below) in the United States. U.S. Net Revenues will be calculated net of reasonable reserves for returns (which in no event shall exceed [**](1) percent ([**](1)%) of the number of Albums sold), with such reserves being calculated with respect to such Revenues in a manner equivalent to the calculation of reserves with respect to royalties.

                  (b) During the Term, with respect to each Album embodying Existing Masters that is released in the United States as well as each Post-New Release Album and subject to the provisions below, Sony will spend on the general marketing and promotion of the Masters embodied thereon an amount equal to [**](1) percent ([**](1)%) of its U.S. Net Revenues in that Contract Year with respect to the Album in question.

                  (c) (1) During the Term, with respect to each New Release Album and each Album embodying Existing Masters released outside of the United States by a subdistributor that is wholly owned by Sony and subject to the provisions below, Sony shall incur Permitted Expenditures in connection with the general marketing and promotion of the Masters embodied thereon in an amount equal to [**](1) percent ([**](1)%) of its Per-Country Foreign Net Revenues (defined below) in that Contract Year with respect to the New Release Album in question.

                           (2)      "Per-Country Foreign Net Revenues" means
total revenues earned and received by Sony in the country in question from the Net Sales of a Record in the foreign country in question. Per Country Foreign Net Revenues will be calculated net of reasonable reserves for returns (which in no event shall exceed [**](1) percent ([**](1)%) of the number of Albums sold), with such reserves being calculated with respect to such Revenues in a manner equivalent to the calculation of reserves with respect to royalties.


---------------
(1) Indicates information which has been redacted pursuant to a request for confidential treatment.

                  (d)      (1)      If, with respect to any particular Album
referred to in subparagraphs 3.04(a), (b) or (c) above, during any particular Contract Year, Sony spends less than the amount required under the subparagraph in question (the difference between the amount required to be spent under the subparagraph in question and the amount actually spent is sometimes referred to as the "Shortfall Amount"), Sony will exercise best efforts to: (i) spend the Shortfall Amount during first six (6) months of the Contract Year immediately following the Contract Year during which the shortfall occurred (in addition to the amount otherwise required to be spent under subparagraph 3.04(a), (b) or (c) above, as the case may be) and (ii) ensure that no future shortfalls are incurred with respect to the Album in question.

                           (2)      Within forty-five (45) days following the
end of each quarter of a Contract Year hereunder, Sony shall furnish you with a report indicating the expenditures made under this paragraph 3.04 (by Album title, if applicable). In the event that you have not received any such report within the time period specified above, you agree to so notify Sony, and provided Sony furnishes such report within thirty (30) days of its receipt of such notice, such failure to comply with the preceding sentence shall not constitute a breach hereunder.

                  (e) For the avoidance of doubt: (i) the amounts payable by Sony under subparagraphs 3.04(a), (b) and (c) above during the first Contract Year shall be based on Sony's U.S. Net Revenues during the period beginning April 1, 2002 and ending December 31, 2002 and (ii) in all cases, Sony shall not be required to make expenditures under subparagraphs 3.04(a), (b) or (c) above prior to April 1, 2002.

         3.05. Following the complete execution of this agreement, Sony agrees to launch, at Sony's sole expense, a one-time publicity campaign relating to its distribution of Records hereunder with full-page, color advertisements in Billboard Magazine and CCM Magazine. Provided you make yourself reasonably available and provided you respond to Sony's request for your approval promptly after Sony's request therefor, Sony agrees to exercise reasonable best efforts to seek your approval (which shall not be unreasonably withheld) in the layout and design of advertisements used under this paragraph 3.05.

         3.06.    (a)      During the Term, Sony will pay the salary and
related employment expenses (including benefits) for a Director of Marketing (or equivalent position) ("Marketing Employee") who will devote a substantial amount of his or her time to the marketing of Albums hereunder. The Marketing Employee shall spend approximately five (5) days per month at your offices in Mobile, Alabama. As of the date hereof, you and Sony agree that Heidi Brown Lewis shall serve as the Marketing Employee. You and Sony shall mutually approve the candidate selected to replace Heidi Brown Lewis should she no longer occupy the position of Director of Marketing (or its equivalent).

                  (b) During the Term, Sony will pay the salary and related employment expenses (including benefits) for a Director of Sales (or equivalent position) ("Sales Employee") who will devote all of his or her time to the sale of Albums hereunder (except when reasonably necessary Integrity activities are not sufficient to keep the Sales Employee fully occupied). The Sales Employee shall spend approximately five (5) days per month at your offices in Mobile, Alabama. You and Sony shall mutually approve the candidate selected as the Sales Employee and any replacement thereof.

         3.07. In promoting Albums embodying Masters distributed by Sony hereunder, Sony shall develop marketing plans that utilize as many marketing tools as reasonably appropriate (including, for the avoidance of doubt, new technology tools). Integrity shall be permitted to approve the marketing plan Sony develops for each such Album; provided, however, that: (i) Integrity must make itself reasonably available for consultation on each such plan and must respond to Sony's request for approval promptly (but in no event later than ten
(10) business days) after Sony's request therefor; (ii) in no event shall Integrity's approval of any such marketing plan be unreasonably withheld; (iii) in the event that Integrity does not approve any such plan, Sony shall work with Integrity to make changes to its marketing plans that are reasonable under the circumstances in question; (iv) in the event that Sony is unable to implement all or part of any marketing plan hereunder as a result of delays caused by Integrity, Sony shall not be deemed to have breached any provision of this agreement requiring the timely fulfillment of Sony's marketing obligations hereunder (provided the delays in Sony's implementation of the plan in question were caused by Integrity's delays).

         3.08. Sony agrees to develop and execute a mutually approved plan to expand consumer awareness of the Integrity brand in the general retail market; provided, however, that: (i) Integrity must make itself reasonably available for consultation on such plan and must respond to Sony's request for approval promptly after Sony's request therefor and (ii) Integrity's approval of such marketing plan shall not be unreasonably withheld.

         3.09. The Masters shall not be edited, remixed, resequenced or otherwise altered (unless consented to in writing by Integrity).

         3.10. Sony shall facilitate monthly sales conferences between representatives of both Integrity and Sony. Sony shall exercise best efforts to ensure that Bill Frolich and Steve Barnett are available to participate in such conferences; provided, however, that: (i) in the event that either of such employees no longer occupies his current position and Sony replaces such employee with an employee whose responsibilities are substantially similar to those of the employee in question, Sony shall exercise best efforts to ensure that such replacement shall participate in such conferences and (ii) to the extent that either of such employees is unable to participate in any such conference due to factors reasonably beyond such employee's control or Sony's control, Sony shall not be deemed to have breached its obligations hereunder (provided that such employees participate in most of such conferences). On a quarterly basis and subject to the schedules of the executives involved, Sony shall attend strategy meetings arranged by you at your offices.

4.       UNION PAYMENTS; SPECIAL PACKAGING COSTS

         4.01.    (a)      All costs incurred in connection with the recording
of each Recording Submitted hereunder shall be your sole responsibility, including, without limitation, all advances, union scale payments, if applicable, and other compensation required to be made to Artists in connection with the Masters, all costs of instrumental, vocal and other personnel and arrangements and copying in respect of the recording of such Recordings, all other amounts required to be paid pursuant to any applicable law or any collective bargaining agreement with any union representing Persons who render services in connection with such Recordings, if applicable, all other amounts representing expenses incurred in connection with the recording of such Recordings (including, without limitation, advances to producers and all studio and engineering charges), the cost of metal parts, and payments to the AFM Special Payments Fund and the Music Performance Trust Fund based upon record sales (so-called "per-record royalties"), if applicable. All royalties payable to the Artists and the producers in connection with the recording of such Recordings, as well as royalties payable to persons involved in remixing such Recordings (provided such remixing is done by Integrity or at Integrity's request), will be your sole responsibility.

                  (b) All amounts referred to in subparagraph 4.01(a) above and all Special Packaging Costs, will be your sole responsibility and will be paid by you promptly (or reimbursed by you if paid by Sony). Those amounts will also be recoupable from all moneys becoming payable to you by Sony under this agreement or otherwise to the extent they have not actually been paid or reimbursed as provided in the preceding sentence. All costs incurred with respect to design and creation of Related Materials shall be your sole responsibility and shall be paid by you only. All pictorial, graphic and literary materials created by Sony for use in the marketing of Phonograph Records derived from Recordings Submitted hereunder shall be paid by Sony under paragraph 3.04 above.

         4.02. Subject to the following sentence, you shall be responsible for duplicating all Masters and Related Materials Submitted to Sony hereunder. Sony shall reimburse you for your actual, out-of-pocket costs directly associated with such duplication based upon Sony's receipt of the verifying documentation submitted by you to Sony for the particular cost. Notwithstanding anything to the contrary in this agreement, the expenses paid or incurred by Sony under this paragraph 4.02 shall constitute not Advances hereunder.

5A.      ADVANCES

         5A.01.   (a)      Promptly  following  the complete  execution of this
agreement, Sony shall pay you non-recoupable payment in the amount of [**](1) Dollars ($[**](1)).

                  (b)      (i)      Sony shall pay you an Advance in the amount
of [**](1) Dollars ($[**](1)) for the first Contract Year of the Term. Such Advance shall be paid no later than April 15, 2002.

                           (ii)     With respect to each Contract Year of the
Term other than the first Contract Year, Sony shall pay you an Advance equal to the greater of the following two amounts: (A) [**](1) Dollars ($[**](1)) and (B) [**](1) of the amount earned by you under Article 5 below with respect to sales during the Contract Year immediately preceding the Contract Year in question; provided, however, that in no event shall the Advance payable to you with respect to any Contract Year under this sentence exceed [**](1) Dollars ($[**](1)). Each Advance payable to you under this section 5A.01(b)(ii) shall be payable in full, no later than thirty (30) days after the commencement of the Contract Year concerned.

         5A.02.   In the event in any Contract Year you fail to fulfill the
Minimum Delivery Commitment in accordance with paragraph 2.02, the Advance for that Contract Year shall be reduced (and necessary adjustments or repayments shall be made) by multiplying the otherwise applicable Advance by a fraction, the numerator of which is the actual number of appropriate new Albums Submitted in the Contract Year concerned and the denominator of which is [**](1) ([**](1)).


5.       ROYALTIES

         5.01.    (a)      Sony will pay you a royalty in respect of Net Sales
of digital compact disc and tape cassette Albums consisting entirely of Master Recordings Submitted hereunder marketed and sold by Sony or its Licensees Through Normal Retail Channels for distribution in the United States as follows:

                           (1)      $[**](1) for each tape cassette Album unit;
and

                           (2)      $[**](1) for each digital compact disc Album
unit.

                  (b) The royalty amounts specified in subparagraph 5.01(a) above are based on Sony's $[**](1) retail price category for digital compact disc Albums (which bear a current published subdistributor unit price of $[**](1)) and Sony's $[**](1) retail price category for tape cassette Albums (which bear a current published subdistributor unit price of $[**](1)). In the event Sony's published subdistributor price for any tape cassette Album unit or digital compact disc Album unit varies from the foregoing, the royalty amount specified in subparagraph 5.01(a) above will be increased or decreased so that it equals such royalty amount multiplied by a fraction, the numerator of which is the new subdistributor price and the denominator of which is the applicable subdistributor price for the retail price category under the first sentence of this subparagraph 5.01(b). (By way of example, your royalty on digital compact disc Album in Sony's $[**](1)


---------------
(1) Indicates information which has been redacted pursuant to a request for confidential treatment.

retail price category (which bears a current published subdistributor unit price of $[**](1)) would be $[**](1).) Notwithstanding anything to the contrary herein, if Sony makes any Albums hereunder available, without your written consent, to retailers at subdistributor prices that are lower than the amounts set forth in the first sentence of this subparagraph 5.01(b), then you shall receive the royalties set forth in subparagraph 5.01(a) above with respect thereto.

                  (c) With respect to Singles, Sony will pay you a royalty of [**](1) percent ([**](1)%), of the applicable Royalty Base Price in respect of Net Sales of Phonograph Records (other than Audiovisual Records and other Records under paragraph 5.01) consisting entirely of Master Recordings Submitted hereunder and sold by Sony or its Licensees Through Normal Retail Channels in the United States.

         5.02. Sony will pay you a royalty computed at the applicable percentage, indicated below, of the applicable Royalty Base Price in respect of Net Sales of Phonograph Records (other than Audiovisual Records and other Records under paragraph 5.01) consisting entirely of Master Recordings Submitted hereunder and sold by Sony or its Licensees Through Normal Retail Channels in a Distribution Country: [**](1) percent ([**](1)%) on Albums and [**](1) percent ([**](1)%) on Singles. If any Sony Licensee accounts to Sony on the basis of less than [**](1)% of Net Sales Sony will account to you for the Records concerned on the same basis, but not on less than [**](1)% of Net Sales. The preceding sentence will not apply if the Licensee is owned in whole or in part by Sony, directly or indirectly (i.e., Sony shall account on [**](1) percent ([**](1)%) of Net Sales in the country concerned).

         5.03. (a) Sony will pay you [**](1) percent ([**](1)%) of Sony's Foreign Album Net Receipts (defined below) in respect of Phonograph Records (other than Audiovisual Records) consisting entirely of Master Recordings Submitted hereunder and sold by Sony's Licensees Through Normal Retail Channels in a Non-Distribution Country.

                  (b) "Foreign Album Net Receipts" means Foreign Album Gross Receipts (defined below), after deduction and recoupment by Sony of all direct out-of-pocket expenses, taxes, and adjustments paid in connection with:
(i) the production of Albums described in subparagraph 5.03(a) above, (ii) the acquisition of rights in them or (iii) the collection and receipt of those Foreign Album Gross Receipts in the United States. "Foreign Album Gross Receipts" means all moneys actually earned and received by Sony in the United States or credited to its account in the United States directly from the exploitation of Albums described in subparagraph 5.03(a) above; provided, however, that Sony agrees that proceeds from such exploitations shall either be received or credited by Sony to its account in the United States no later than the accounting period immediately following the accounting period during which the exploitation in question occurs.

         5.04.    Omitted without implication.

         5.05.    (a)      The royalty rate on any Budget Record shall
be [**](1) ([**](1)) of the of the applicable royalty rate prescribed in paragraphs 5.02 or 5.07 herein. The royalty rate on a Mid-price Record or any Record sold through military exchange channels outside the United States shall be [**](1) ([**](1)) of the applicable royalty rate prescribed in paragraphs
5.02 or 5.07 herein.

                  (b) In the event Sony releases any Album consisting entirely of Recordings Submitted hereunder as a Budget Record or a Mid-price Record without your consent, Sony shall pay you a royalty for that Record in an amount equal to [**](1) percent ([**](1)%) of the amount that would apply if the Record were a Top-Line Record in the same configuration.

---------------
(1) Indicates information which has been redacted pursuant to a request for confidential treatment.

         5.06.    Omitted without implication.

         5.07.    (a)      (1)      (i)      Sony will pay you a royalty
computed and adjusted in accordance with this Article 5, at the rate of [**](1) percent ([**](1)%) (subject to the next sentence) on USNRC Net Sales of audiovisual Phonograph Records which contain Covered Videos.

                                    (ii)     The royalty rate in respect of
USNRC Net Sales of each Phonograph Record described in subsection 5.07(a)(1)(i) above in excess of the following number of units, shall be the applicable rate set forth below rather than the rate set forth in such subsection above.

USNRC NET SALES UNITS
ESCALATED ROYALTY RATE
[**](1) - [**](1) units
[**](1)%
[**](1)   [**](1) units
[**](1)%
More than [**](1) units
[**](1)%


                           (2)      For the purposes of this paragraph 5.07: (A)
Audiovisual records manufactured by Sony Music Entertainment Inc. or components of SMI include only Records which are manufactured for the account of Sony Music Entertainment Inc. or the component concerned; they do not include Records which are manufactured for the account of anyone else, even though they may be manufactured under rights derived from Sony Music Entertainment Inc. or a component of SMI or distributed by Sony Music Entertainment Inc. or a component of SMI; and (B) a "component" of SMI means a wholly or partly owned subsidiary or affiliate of Sony Music Entertainment Inc., of Sony Corporation, or of any of their subsidiaries, or a joint venture in which any of them or their subsidiaries participates, which is the principal licensee of Sony Music Entertainment Inc. for the distribution of Phonograph Records, other than Audiovisual Records, in a particular territory.

                  (b)      (1)      Sony will pay you a royalty as provided in
this subparagraph 5.07(b) (the "Foreign Video Net Receipts Royalty") on sales of audiovisual Phonograph Records which contain Covered Videos and are manufactured and distributed by components of Sony Music International ("SMI", below).

                           (2)      The Foreign Video Net Receipts Royalty will
be the amount equal to [**](1) percent ([**](1)%) of Sony's Foreign Video Net Receipts (defined below).

                           (3)      "Foreign Video Net Receipts" means Foreign
Video Gross Receipts (defined below), after deduction and recoupment by Sony of all direct out-of-pocket expenses, taxes, and adjustments paid in connection with the production of Covered Videos or the acquisition of rights in them, or the collection and receipt of those Foreign Video Gross Receipts in the United States. If any item of revenue or expenses is attributable to a Covered Video and to other audiovisual works, the amount of that item includible in Foreign Video Gross Receipts or deductible in computing Foreign Video Net Receipts will be determined by apportionment. "Foreign Video Gross Receipts" means all moneys actually earned and received by Sony in the United States or credited to its account in the United States directly from the exploitation of Covered Videos described in section 5.07(b)(1) above; provided, however, that Sony agrees that proceeds from such exploitations shall either be received or credited by Sony to its account in the


---------------------
(1) Indicates information which has been redacted pursuant to a request for confidential treatment.

United States no later than the accounting period immediately following the accounting period during which the exploitation in question occurs.

                  (c)      (1)      Sony will pay you a royalty as provided in
this subparagraph 5.07(b) (the "Catchall Video Net Receipts Royalty") on all uses of a Covered Video which produce revenues directly for Sony Music, except the uses described in subparagraphs 5.07(a) and (b) above.

                           (2)      The Catchall  Video Net Receipts  Royalty
will be the amount equal to [**](1) percent ([**](1)%) of Sony's Catchall Video Net Receipts (defined below). The uses on which the Catchall Video Net Receipts Royalty will be payable include, without limitation, uses on Audiovisual Records manufactured for distribution by divisions and components of Sony Music Entertainment Inc. or Sony Corporation, or ventures in which they participate, other than those specified in subparagraphs 5.07(a) or (b) above.

                           (3)      "Catchall Video Net Receipts" means Catchall
Video Gross Receipts (defined below), after deduction and recoupment by Sony of all direct out-of-pocket expenses, taxes, and adjustments paid in connection with the production of Covered Videos or the acquisition of rights in them, the exploitation of Covered Videos described in section 5.07(c)(1) above, or the collection and receipt of those Catchall Video Gross Receipts in the United States. If any item of revenue or expenses is attributable to a Covered Video and to other audiovisual works, the amount of that item includible in Catchall Video Gross Receipts or deductible in computing Catchall Video Net Receipts will be determined by apportionment. "Catchall Video Gross Receipts" means all moneys actually earned and received by Sony in the United States or credited to its account in the United States directly from the exploitation of Covered Videos described in section 5.07(c)(1) above; provided, however, that Sony agrees that proceeds from such exploitations shall either be received or credited by Sony to its account in the United States no later than the accounting period immediately following the accounting period during which the exploitation in question occurs.

6.       MISCELLANEOUS ROYALTY PROVISIONS

Notwithstanding anything to the contrary contained in Article 5:

         6.01. (Reference is hereby made to paragraph 3.02 above.) The royalty rate on a Phonograph Record embodying Master Recordings Submitted hereunder together with other Master Recordings will be computed by multiplying the royalty rate or amount otherwise applicable by a fraction, the numerator of which is the number of Sides embodying Master Recordings Submitted hereunder and the denominator of which is the total number of Sides contained on such Record. The royalty rate on an Audiovisual Record containing a Covered Video and other audiovisual works will be determined by apportionment based on actual playing time on the Record concerned.

         6.02. Except as otherwise provided in paragraph 6.03, no royalties shall be payable to you in respect of Phonograph Records sold substantially below the normal wholesale price or distributed by Sony or its Licensees for promotional purposes, as cutouts after the listing of such Records has been deleted from the catalog of Sony or the particular Licensee, as "free," "no charge" or "bonus" Records (whether or not intended for resale), to Sony employees and their relatives, or to radio stations; provided, however, that Sony shall not sell Top Line Records derived from any Masters as "cut-outs", scrap or overstock within twenty-four (24) months after the initial release of the Recording concerned on Records in the United States. Royalties will be payable to you on "sampler" Records intended for free distribution to automobile


---------------------
(1) Indicates information which has been redacted pursuant to a request for confidential treatment.

purchasers and containing Recordings of not more than two (2) Compositions made under this agreement unless you have consented in writing to the distribution of such Records.

         6.03. Sony will pay you your normal royalty on Top Line Albums distributed as "free" or "no-charge" which are intended for resale Through Normal Retail Channels in the United States, other than those distributed in special sales programs. If such Top Line Albums described in the preceding sentence, distributed in such special sales programs, exceed [**](1)% of the total number of Top Line Albums distributed under this agreement, calculated on an Album by Album basis, Sony will pay you your normal royalty on the excess.


7.       ROYALTY ACCOUNTINGS

         7.01.    (a)      (i)      Sony shall compute your royalties as of each
June 30th and December 31st for the prior six (6) months, in respect of each such six (6) month period in which there are sales or returns of Records or any other transactions on which royalties are payable to you hereunder or liquidations of reserves established previously. On the next September 30th or March 31st Sony shall send you a statement covering those royalties and shall pay you any royalties which are due after deducting unrecouped Advances. (Subject to the next sentence, royalties payable for any semi-annual accounting period will not be used to recoup Advances paid after the end of that accounting period. The preceding sentence will not apply to any Advances that Sony is not obligated to pay under this agreement.)

                           (ii)     Sony shall make Sony's sales figures for
Albums hereunder available to you on a monthly basis no later than seven (7) business days following the end of the month in question; provided, however, that Sony's non-repetitive, inadvertent failure to comply with this provision shall not constitute a breach hereunder.

                  (b) Sony shall have the right to maintain reasonable royalty reserves against anticipated returns and credits, or anticipated payments referred to in subparagraph 5.07(c) above. Each such royalty reserve shall be liquidated equally (and in full) over the two (2) semi-annual accounting periods following the accounting period during which the applicable reserve is initially established; provided, however, that in the event that the distributor of Integrity's Albums in the Market after the Sell-Off Period agrees to accept returns of Albums shipped by Sony during the Sell-Off Period, royalty reserves in connection with Records distributed during the Sell-Off Period shall be liquidated by the end of the Sell-Off Period. A royalty reserve shall not be established for any Album during any particular semi-annual accounting period in excess of [**](1) percent ([**](1)%) of the aggregate number of units of that Album shipped to Sony's customers during that accounting period. (The preceding sentence shall not apply to any Album sold subject to return privileges more liberal than Sony's normal return policies.) A royalty reserve shall not be established for any Single during any particular semi-annual accounting period in excess of [**](1) percent ([**](1)%) of the number of units of that Single shipped to Sony's customers, unless Sony anticipates returns and credits which justify the establishment of a larger reserve in Sony's sole discretion. If Sony makes any overpayment to you, you shall reimburse Sony for that overpayment; Sony may also deduct any overpayment from any monies due or becoming due to you. If Sony pays you any royalties on Records which are returned later or on other transactions which are reversed, those royalties shall be considered overpayments.

         7.02. Sony shall compute your royalties in the same national currency in which Sony's Licensee pays Sony for that sale, and Sony shall credit those royalties to your account at the same rate of exchange at which the Licensee pays Sony. For purposes of accounting to you, Sony shall treat any sale outside of the United States as a sale made during the same six (6) month period in which Sony receives Sony's Licensee's


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(1)      Indicates information which has been redacted pursuant to a request for confidential treatment.

accounting and payment for that sale. (For the purposes of this paragraph, only, any royalties credited by a Licensee to Sony's account but charged in recoupment of a prior advance made to Sony and retained by the Licensee by reason of that charge shall be deemed paid to Sony and received by Sony when Sony receives the Licensee's accounting reflecting the credit and charge concerned.) If any Sony Licensee deducts any taxes from its payments to Sony, Sony may deduct a proportionate amount of those taxes from your royalties. If, after a final audit of Sony's tax returns by the Internal Revenue Service, Sony is allowed a credit against Sony's U.S. income taxes for all or a portion of any taxes withheld by a Sony Licensee from that Licensee's royalty remittances to Sony which were deducted from your royalties, the amount of such tax credit attributable to your royalties shall be credited to your account. The amount of the tax credit to be credited to your account shall be reasonably determined by Sony in good faith; such determination shall be conclusive and you shall not be entitled to examine Sony's tax returns or any portion of them. If any law, any government ruling, or any other restriction affects the amount of the payments which a Sony Licensee can remit to Sony, Sony may deduct from your royalties an amount proportionate to the reduction in the Licensee's remittances to Sony. If Sony cannot collect payment in the United States in U.S. Dollars, Sony shall not be required to account to you for that sale, except as provided in the next sentence. Sony shall, at your request and at your expense, deduct from the monies so blocked and deposit in a foreign depository the equivalent in local currency of the royalties which would be payable to you on the foreign sales concerned, to the extent such monies are available for that purpose, and only to the extent to which your royalty account is then in a fully recouped position. All such deposits shall constitute royalty payments to you for accounting purposes.

         7.03. Sony shall maintain Books and Records which you may examine, at your expense. You may make those examinations only for the purpose of verifying the accuracy of the statements sent to you under paragraph 7.01. You may make such an examination for a particular statement only once, and only within three (3) years after the date when Sony sends you that statement. (Sony shall be deemed conclusively to have sent you each statement on the date prescribed in paragraph 7.01 unless you notify Sony otherwise, with respect to any particular statement within sixty (60) days after that date.) You may make those examinations only during Sony's usual business hours, on reasonable written notice for a reasonably convenient time, and at the place where Sony keeps the Books and Records to be examined. You may appoint a certified public accountant to make such an examination for you, but not if that accountant or that accountant's firm has begun an examination of Sony's books and records for any Person except you unless that examination has been concluded and any applicable audit issues have been resolved. The rights hereinabove granted to you shall constitute your sole and exclusive rights to examine Sony's books and records. In the event that an "Underpayment" (defined below) exceeds [**](1) percent ([**](1)%) of the gross earnings claimed by you under this paragraph
7.03 with respect to the period covered by the statements that are the subject of an examination hereunder, then Sony shall reimburse you for reasonable, out-of-pocket costs incurred by you directly in connection with such examination. "Underpayment" shall mean those amounts Sony pays you that are specifically meant to correct mistakes made by Sony in calculating the amounts required to be paid to you hereunder with respect to the periods covered by the statements that are the subject of the claim in question.

         7.03.1. Notwithstanding the penultimate sentence of paragraph 7.03, if Sony notifies you that the representative designated by you to conduct an examination of Sony's Books and Records under paragraph 7.03 is engaged in an examination on behalf of another Person ("Other Examination"), you may nevertheless have your examination conducted by your designee, and the running of the time within which such examination may be made shall be suspended until your designee has completed the Other Examination, subject to the following conditions:


---------------------
(1) Indicates information which has been redacted pursuant to a request for confidential treatment.

                  (a) You shall notify Sony of your election to that effect within fifteen (15) business days after the date of Sony's said notice to you;

                  (b) Your designee shall proceed in a reasonably continuous and expeditious manner to complete the Other Examination and render the final report thereon to the client and Sony; and

                  (c) Your examination shall not be commenced by your designee before the delivery to Sony of the final report on the Other Examination, shall be commenced within thirty (30) days thereafter, and shall be conducted in a reasonably continuous and expeditious manner.

(The preceding provisions of this paragraph 7.03.1 shall not apply if Sony elects to waive the provisions of the penultimate sentence of paragraph 7.03 which require that your representative shall not be engaged in any Other Examination.)

         7.04. You acknowledge that Sony's Books and Records contain confidential trade information and you warrant and represent that neither you nor Artist nor the representatives of you and/or Artist shall communicate to others or use on behalf of any other Person any facts or information obtained as a result of such examination of Sony's Books and Records.

         7.05. If you have any objections to a royalty statement, you shall give Sony specific notice of that objection and your reasons therefor within three (3) years after the date when Sony is deemed to have sent you that statement under paragraph 11.03. Each royalty statement shall become conclusively binding on you at the end of that three (3) year period, and you shall no longer have any right to make any other objections to the statement. You shall not have the right to sue Sony in connection with any royalty accounting, or to sue Sony for royalties on Records sold or Net Receipts derived by Sony during any period a royalty accounting covers, unless you commence the suit within twelve (12) months after the end of that three (3) year period. If you commence suit on any controversy or claim concerning royalty accountings rendered to you under this agreement, (i) any recovery thereon shall be limited to money damages only, and (ii) neither you nor the Artist shall have any right to seek termination of this agreement or avoid the performance of your obligations hereunder by reason, in whole or in part, of any such claim. The preceding three sentences shall not apply to any item in a royalty accounting if you establish that the item was fraudulently misstated by Sony.

         7.06. You hereby authorize and direct Sony to withhold from any monies due you from Sony any portion thereof required to be withheld by the United States Internal Revenue Service and/or any other governmental authority, and to pay same to the United States Internal Revenue Service and/or such other authority. No Advances or other payments shall be made pursuant to this agreement until you have completed the Internal Revenue Service Form attached hereto as Exhibit "A".


8.       LICENSES FOR MUSICAL COMPOSITIONS

         8.01.    (a)      (1)      During the Term and the Sell-Off Period, you
hereby grant to Sony and Sony's Licensees an irrevocable license, under copyright, to reproduce each Controlled Composition on Records of Master Recordings hereunder other than Audiovisual Records, and to distribute those Records in the United States and Canada.

                           (2)      For that license, Sony (or Sony's Licensees,
as applicable) shall pay Mechanical Royalties, on the basis or Net Sales, at the following rates:

                                    (i)      On Records (other than Compilation
Albums) sold for distribution in the United States: The rate equal to [**](1) percent ([**](1)%) of the then-current minimum compulsory license rate applicable to the use of Compositions on phonorecords under the United States copyright law. (That minimum compulsory license rate is currently eight cents (8(cent)) per Composition.)

                                    (ii)     On Records (other than Compilation
Albums) sold for distribution in Canada: The rate prescribed in subsection 8.01(a)(2)(i) above, or the rate equal to [**](1) percent ([**](1)%) of the then-current lowest Mechanical Royalty rate prevailing in Canada on a general basis on the applicable date specified in subsection 8.01(a)(2)(i) above with respect to the use of Compositions on Top Line Records, whichever rate is lower.

                                    (iii)    On Compilation Albums sold for
distribution in the United States: The rate equal to [**](1) percent ([**](1)%) of the then-current minimum compulsory license rate applicable to the use of Compositions on phonorecords under the United States copyright law on date of initial release of the Record concerned.

                                    (iv)     On Compilation Albums sold for
distribution in Canada: The rate prescribed in subsection 8.01(a)(2)(iii) above, or the rate equal to [**](1) percent ([**](1)%) of the then-current lowest Mechanical Royalty rate prevailing in Canada on a general basis on the applicable date specified in subsection 8.01(a)(2)(iii) above with respect to the use of Compositions on Top Line Records, whichever rate is lower.

The Mechanical Royalty on any Record referred to in paragraph 5.05 above shall be [**](1) ([**]1) of the amount fixed above. If the Composition is an arranged version of a public domain work, the Mechanical Royalty on that Composition shall be [**](1) ([**]1) of the applicable amount fixed in subsection 8.01(a)(2)(i) or (ii) above, unless a different rate applies under section 8.01(a)(3) below. No Mechanical Royalties shall be payable for any Records described in paragraph 6.03.

                           (3)      If ASCAP or BMI accords regular performance
credit for any Controlled Composition which is an arranged version of a public domain work, the Mechanical Royalty rate on that Composition shall be apportioned according to the same ratio used by ASCAP or BMI in determining that performance credit. Sony shall not be required to pay you at that rate unless you furnish Sony with satisfactory evidence of that ratio.

                  (b)      (1)      (i)      The maximum Mechanical Royalty for
all Compositions on Compilation Albums, including Controlled Compositions, shall be limited to the lesser of: (i) the number of Compositions on the Album in question multiplied by [**](1) percent ([**](1)%) of the then-current minimum compulsory license rate applicable to the use of Compositions on phonorecords under the United States copyright law (for Compilation Albums sold for distribution in the United States) and [**](1) percent ([**](1)%) of the then-current lowest Mechanical Royalty rate prevailing in Canada on a general basis (for Compilation Albums sold for distribution in Canada) and (ii) the amount of the Mechanical Royalty you would be required to pay for all Compositions, including Controlled Compositions, on the Compilation Album concerned in the Christian Booksellers Association market.

                                    (ii)    The maximum Mechanical Royalty for
all Compositions, including Controlled Compositions, on any Album other than a Compilation Album shall be [**](1) ([**](1) times either: (i) the then-current minimum compulsory license rate applicable to the use of Compositions on phonorecords under the United States copyright law (for each such Album sold for distribution in the United States) or (ii) the then-current lowest Mechanical Royalty rate prevailing in Canada on a general basis (for


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(1)      Indicates information which has been redacted pursuant to a request for confidential treatment.

each such Album sold for distribution in Canada). The maximum Mechanical Royalty on any Single will be limited to twice the applicable amount referred to above. The maximum Mechanical Royalty on any Record which is not an Album or a Single will be limited to the lesser of [**](1) ([**](1) or the actual number of tracks on such Record times the applicable amount referred to above.

                           (2)      You shall be solely responsible for all
Mechanical Royalties in excess of the applicable rates and/or the applicable maximum Mechanical Royalties specified above.

                  (c) Sony will compute Mechanical Royalties on Controlled Compositions as of the end of each calendar quarter in which there are sales or returns of Records on which Mechanical Royalties are payable to you. On the next May 15th, August 15th, November 15th, or February 15th, Sony will send a statement covering those royalties and will pay any net royalties which are due. Mechanical Royalty reserves maintained by Sony against anticipated returns and credits will not be held for an unreasonable period of time; retention of a reserve for three (3) calendar quarters after it is established will not be considered unreasonable in any case (subject to the following sentence). Mechanical Royalty reserves will not be established in accordance with practices less favorable to you than those used generally by Sony for the purposes of its accountings to music publishers represented by the Harry Fox Agency; provided, however, that the maximum Mechanical Royalty reserve shall be [**](1) percent ([**](1)%) of the aggregate number of Album units shipped to Sony's customers. If Sony makes any overpayment of Mechanical Royalties with respect to Controlled Compositions to you, you will reimburse Sony for it; Sony may also recoup it from any payments due or becoming due to you. If Sony pays any Mechanical Royalties on Records which are returned later, those royalties will be considered overpayments. If the total amount of the Mechanical Royalties which Sony pays on any Record consisting of Master Recordings made under this agreement (including Mechanical Royalties for Compositions which are not Controlled Compositions) is higher than the limit fixed for that Record under subparagraph 8.01(b), that excess amount will be considered an overpayment to you also. Paragraphs 7.03 and 7.04 will apply to Mechanical Royalty accountings. Mechanical royalty accounts, reserves and statements will be maintained separately from those maintained for other royalties payable hereunder.

         8.02.    (a)      Notwithstanding anything to the contrary herein, if
you negotiate a lower Mechanical Royalty than the amount set forth above with respect to a non-Controlled Composition embodied on a Master distributed in the Christian Booksellers Association market, you shall exercise best efforts to secure such lower rate for Sony's use of such Master in the Market and Sony shall avail itself of any such lower rates that are available to it. In all events you will provide reasonable assistance in obtaining licenses covering any such non-Controlled Composition for the United States providing for royalties at the minimum rate applicable to the use of musical compositions on phonorecords under the United States copyright law, and licenses for them for Canada providing for royalties at the lowest rates prevailing in Canada on a general basis with respect to the use of musical compositions on comparable Records, and otherwise will be available for Sony to obtain on terms not less favorable to Sony in any respect than those prescribed in the license generally used by Harry Fox as of the date in question; and section 8.01(b) will continue to apply.

                  (b) You hereby agree that all Controlled Compositions shall be available for licensing by Sony and Sony's Licensees, for reproduction and distribution in each country of the Territory outside of the United States and Canada through the author's society or other licensing and collecting body generally responsible for such activities in the country concerned. You shall cause the issuance of effective licenses, under copyright and otherwise, to reproduce each Controlled Composition on Records and distribute those Records outside the United States and Canada, on terms not less favorable to Sony or Sony's Licensees than


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(1)      Indicates information which has been redacted pursuant to a request for confidential treatment.

the terms prevailing on a general basis in the country concerned with respect to the use of Compositions on comparable Records.

         8.03.    (a)      At Sony's request, Integrity will grant to Sony and
Sony's Licensees an irrevocable license under copyright to reproduce each Controlled Composition in Covered Videos, to reproduce, distribute and perform those Covered Videos in any manner (including, without limitation, publicly and for profit), to manufacture and distribute Audiovisual Records and other copies of those Covered Videos, and to exploit them otherwise, to reproduce lyrics (including translations thereof) of each Controlled Composition, in whole or in part, on and in Records and in any other manner and to manufacture and distribute those Records and exploit them otherwise, each by any method and in any form known now or in the future, throughout the Territory, and to authorize others to do so. Sony and Sony's Licensees shall not be required to make any payment in connection with those uses (except as provided in subparagraph (b) below), and that license shall apply whether or not Sony receives any payment in connection with any use of any Covered Video. If any exhibition of a Covered Video is also authorized under another license (such as a public performance license granted by ASCAP or BMI), that exhibition shall be deemed authorized by that license instead of this agreement. (In all events, Sony and Sony's Licensees shall have no liability by reason of any such exhibition.)

                  (b) Royalties shall be payable to you for the use of each Controlled Composition in a Covered Video distributed for resale in the United States at the rate of [**](1) ($[**](1) for each Net Sales unit of such Covered Video. Royalties payable under this subparagraph 8.03(b) shall otherwise be calculated, adjusted and paid in accordance with the provisions of paragraph
8.01 above.

9.       WARRANTIES; REPRESENTATIONS; RESTRICTIONS; INDEMNITIES

         9.01.    You warrant and represent:

                           (a)      You have the right and power to enter into
and fully perform this agreement.

                           (b)      No Phonograph Records have been manufactured
from the New Masters for distribution in the Territory in the Market by you or any other Person authorized by you.

                           (c)      You will pay all royalties due to the
Artists and the producers in connection with the recording of the Recordings Submitted hereunder, and to any persons involved in remixing (except to persons involved in remixing engaged by Sony) the Recordings Submitted hereunder.

                           (d)      (i)      Each Person who rendered any
service in connection with, or who otherwise contributed in any way to the making of the Recordings Submitted hereunder, or who granted to you your rights referred to in this agreement, had the full right, power and authority to do so, and was not bound by any agreement which would restrict such Person from rendering such services or granting such rights.

                                    (ii)     All costs and expenses which have
become due with respect to the making of the Recordings Submitted hereunder and Related Materials have been paid and all such costs which come due will be paid.

                                    (iii)    All necessary "first use" licenses
for the recording of the Compositions performed on the Recordings Submitted hereunder have been obtained from the copyright


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(1)      Indicates information which has been redacted pursuant to a request for confidential treatment.

owners, and all moneys payable under such licenses or otherwise by reason of such recording have been paid or will be paid when due.

                                    (iv)     To the extent applicable, all the
Recordings Submitted hereunder were made in accordance with the rules and regulations of the American Federation of Musicians ("AFM") (if applicable), the American Federation of Television and Radio Artists ("AFTRA") (if applicable), and all other unions having jurisdiction. Without limiting the generality of the preceding sentence and to the extent applicable: (1) the requirements of paragraph 17 of the Phonograph Record Labor Agreement between the AFM and Sony Music, effective as of November, 1987 (or the corresponding provisions of any successor agreement) have been satisfied (which warranty and representation is included for the benefit of AFM, among others, and may be enforced by the AFM or by such person or persons as it may designate); and (2) all artists whose performances embodied on the Purchased Recordings Submitted hereunder were recorded in the United States of America have been paid the minimum rates specified in the AFTRA Code of Fair Practice for Phonograph Recordings or the applicable Code then in effect at the time each of the Existing Recordings Submitted hereunder was made, and all payments due to the AFTRA Pension and Welfare Funds have been made.

                           (e)      Subject to the terms and conditions of this
agreement, Sony shall have the sole and exclusive rights in the Territory in the Market to manufacture, advertise, distribute, sell and otherwise exploit and deal in the Recordings Submitted hereunder and Phonograph Records and other reproductions derived therefrom, free from any liability or obligation to make any payments therefor, except: (1) the Mechanical Royalty payments to copyright owners in connection with the manufacture or sale of Phonograph Records derived from the Recordings Submitted hereunder, (2) the royalties and advances payable to you pursuant to this agreement..

                           (f)      No Materials, as hereinafter defined, or any
use thereof, will violate any law or infringe upon or violate the rights of any Person provided they are used in accordance with this agreement. "Materials," as used in this Article, means: (1) all Recordings Submitted hereunder, (2) all Compositions embodied on the Recordings Submitted hereunder (subject to Sony's obtaining mechanical licenses, subject to the terms hereof), (3) each name used by the Artists, individually or as a group, in connection with Recordings Submitted hereunder featuring their performances, (4) all Related Materials, and
(5) all other musical, dramatic, artistic and literary materials, and other intellectual properties, if any, furnished or specifically requested by you, or any Artist (provided the Artist did not furnish such directly to Sony without your knowledge that it was provided for this purpose) and contained in or used in connection with the Recordings Submitted hereunder, any Record made therefrom, or the packaging, sale, distribution, advertising, publicizing or other exploitation thereof.

                           (g)      You will be responsible for all applicable
union payments and other obligations, including AFM and AFTRA if applicable.

                           (h)      To the extent you have the right to do so,
you will obtain copyright (and registrations of copyright) in the Masters in the United States in your name. You will take all possible steps to ensure that copyright protection is available in the remainder of the Territory.

         9.02. If either party becomes aware of any unauthorized recording, manufacture, distribution, sale, or other activity by any third party contrary to the restrictions in this agreement, it will notify the other party of it and will cooperate with such other party in any action or proceeding commenced against such third party.

         9.03.    You will not:

                           (a)      transfer, relinquish, or encumber any rights
in any Recording Submitted hereunder (except the Excluded Masters), whether existing or to be produced in the future, which may be subject to Sony's rights under this agreement, or

                           (b)      subject to the last sentence of paragraph
9.03, transfer, relinquish, or encumber any rights in any contract pursuant to which you are entitled to Recordings embodying the performances of an Artist.

                           (c)      subject to the last sentence of paragraph
9.03, transfer, release, or encumber any of your rights under agreements with recording artists or others providing for the rendition of recording services or the production or furnishing of such Recordings.

Notwithstanding anything to the contrary herein, you shall have the right to terminate any recording agreement you may have with an Artist or any distribution agreement you may have with a distributed label. In addition, you shall have the right to terminate any agreement covering any of the Masters and to direct Sony and its Licensees to cease manufacturing and distribution hereunder of any of such Masters or any of the Related Materials or other material provided by you to Sony hereunder, in the event of any claim or threat of litigation (which Sony determines to have a reasonable chance of success) that such Masters concerned or any Related Material concerned violates any law or infringes upon any rights of any party. If the claim or threat of litigation is based on any reason other than those listed above, your right to direct Sony to cease manufacture and distribution will be subject to Sony's consent which will not be unreasonably withheld. In such event, or in the event of a judgment, settlement or law requiring the transfer or cessation of distribution or manufacture of a Master or Related Material, of which you notify Sony, Sony agrees to cease manufacturing and distribution of any Phonograph Records embodying such Master or any such Material, subject to its rights to sell off existing Phonograph Records or Related Material in inventory.

         9.04. The rights granted to the parties in this agreement are unique and extraordinary, and the loss thereof cannot be adequately compensated in damages, and the parties shall be entitled to injunctive relief to enforce the provisions of this agreement.

         9.05.    (a)      You shall at all times indemnify and hold harmless
Sony and any Licensee of Sony from and against any and all claims, losses, damages, liabilities, costs and expenses, including, without limitation, legal expenses and reasonable outside counsel fees, arising out of any breach or alleged breach by you of any warranty or representation made by you in this agreement or any other act or omission by you or the Artist, provided the claim concerned has been settled or has resulted in a final judgment against Sony or Sony's Licensees. Pending the resolution of any such claim, Sony may withhold monies which would otherwise be payable to you under this agreement in an amount consistent with such claim, unless you make bonding arrangements, satisfactory to Sony in Sony's reasonable discretion, to assure Sony of reimbursement for all damages, liabilities, costs and expenses (including, without limitation, legal expenses and reasonable outside counsel fees) which Sony or Sony's Licensees may incur as a result of that claim. If no action or other proceeding for recovery on such a claim has been commenced within twelve (12) months after its assertion Sony shall not continue to withhold monies in connection with that particular claim under this subparagraph 9.05(a) unless Sony believes, in Sony's reasonable judgment, that such a proceeding may be instituted notwithstanding the passage of that time.

                  (b) If Sony pays more than Five Thousand Dollars ($5,000) in settlement of any such claim, you shall not be obligated to reimburse Sony for the excess unless you have consented to the settlement, except as provided in the next sentence. If you do not consent to any settlement proposed by Sony for an amount exceeding Five Thousand Dollars ($5,000) you shall nevertheless be required to reimburse Sony for the full amount paid unless you make bonding arrangements, satisfactory to Sony in Sony's reasonable discretion, to assure Sony of reimbursement for all damages, liabilities, costs and expenses (including, without limitation, legal expenses and reasonable outside counsel fees) which Sony or Sony's Licensees may incur as a result of that claim.


10.      DEFINITIONS

         10.01. "Advance" - a prepayment of royalties. Sony may recoup Advances from royalties to be paid or accrued to or on behalf of you pursuant to this agreement only, subject to the last sentence of this paragraph. Advances paid under Article 5A hereof shall not be returnable to Sony except as provided in paragraph 5A.02 above and Article 11 hereof. Mechanical Royalties shall not be chargeable in recoupment of any Advances except those which are expressly recoupable from all monies payable under this agreement.

         10.02.   (a)      "Album" - one (1) or more audio-only Records, at
least forty (40) minutes in playing time, and embodying at least eight (8) Sides of different Compositions sold in a single package. (b) "Single" - a vinyl audio-only Record not more than seven (7) inches in diameter, or the equivalent in non-vinyl configurations. (Audiovisual Records are not Albums or Singles.)
(c) "Audiovisual Record" - any Record which embodies, reproduces, transmits or otherwise communicates visual images whether or not the interaction of a consumer is possible or necessary for the visual images to be utilized or viewed.

         10.03. "Artist" - any Person whose performance is reproduced in a Master.

         10.04.   (a)      "Audiophile" Records, units, etc. - Records (other
than Audiovisual Records) marketed in specially priced catalog series by reason of their superior sound quality or other distinctive technical or artistic characteristics. (All Records made for digital playback (including, for example, compact discs) are Audiophile Records.)

                  (b) "Standard" Records, units, etc.. - Records other than Audiophile Records and Audiovisual Records.

         10.05. "Books and Records" - that portion of Sony's books and records which specifically report sales of Records embodying the Master Recordings produced hereunder and/or specifically report Net Receipts received by Sony from any other commercial exploitation of such Master Recordings for which a royalty is payable to you hereunder; provided that the term "Books and Records" shall not be deemed to include any manufacturing records (e.g., inventory and/or production records) or any other of Sony's records.

         10.05.1. "Budget Album" - an Album that complies with each of the following conditions and restrictions: (i) at all times it is sold at a retail price that does not exceed the price for so-called "budget" (as that term is commonly understood in the United States phonorecord industry) Albums (as of the date hereof the suggested retail price of so-called a "budget" Album is understood to be [**](1) ($[**](1) or less in the compact disc configuration and [**](1) ($[**](1) or less in the tape cassette configuration), (ii) it shall not predominantly include Recordings of one Artist if Sony is distributing any Album that predominantly includes Recordings by the same Artist, (iii) the general "look and feel" of the packaging of the Album is different from the "look and feel" of the packaging of Albums distributed on the Integrity, Vertical and Hosanna labels (or successor labels thereto), (iv) it cannot be marketed under the same brand name or title (e.g., WoW) as is used by Sony on any Album distributed by Sony hereunder, (v) it does not use substantially the same sequence of Recordings contained on an Album distributed by Sony or have the same


---------------------
(1) Indicates information which has been redacted pursuant to a request for confidential treatment.

title as any Album distributed by Sony hereunder, (vi) it is distributed and marketed solely as a Fairhope Records release with no mention (other than as required in legal notices (e.g., so-called "p" lines)) of Integrity, Vertical or Hosanna or any other label through which your Recordings are distributed, and
(vii) the Masters embodied on the Album are predominantly owned by Integrity. Notwithstanding anything to the contrary herein: (i) no more than [**](1) percent ([**](1)%) of the Recordings from any Album distributed by Sony shall be permitted to be included on Budget Albums and (ii) any Master that has not been previously released by Integrity that is included on a New Album shall not be included on a Budget Album prior to the date that is one (1) year after Sony's initial release of the New Album in question.

         10.06. "Budget Record" - A Record (except those subject to the next sentence), whether or not previously released, bearing a Gross Royalty Base more than [**](1) percent ([**](1)%) lower than the Gross Royalty Base applicable to the Top Line Records in the same configuration (e.g., long-playing album, two-disc long-playing album, twelve-inch single, tape cassette, compact disc, etc.) released by Sony or its Licensees in the territory concerned. "Mid-price Record" with respect to cassettes and digital compact disc Albums, sold for distribution in the United States, whether or not previously released, will be those bearing a subdistributor price more than [**](1) percent ([**](1)%) lower than the subdistributor price applicable to Top Line Records in the same configuration released by Sony or its Licensees in the United States.

         10.06.1. "Christian Market" - the Christian market (i.e, the Christian Booksellers Association and other distribution channels (i.e., Integrity's proprietary websites, e-mail databases and direct mailings to Integrity's Christian customers) used by Integrity as of the date hereof to specifically target Christian customers). Notwithstanding anything to the contrary herein, in the event that Sony determines at any time during the Term that the distribution channels used by Integrity (other than the Christian Booksellers Association) overlap with Sony's own distribution channels in the secular market, then Sony shall notify you thereof and you and Sony agree to discuss possible solutions to the problem in question. In the event that you are unable to reach a mutually acceptable solutions, then such overlapping distribution channels shall be excluded from the Christian Market.

         10.06.2. "Compilation Album" - shall mean a compilation Album that: (A) solely embodies Masters; (B) has an initial suggested retail list price equal to or greater than $[**](1); and (C) embodies Recordings of twenty (20) or more Compositions.

         10.07. "Composition" - a single musical composition, irrespective of length, including all spoken words and bridging passages and including a medley. Recordings of more than one (1) arrangement or version of the same Composition, reproduced on the same Record, shall be considered, collectively, a recording of one (1) Composition for all purposes under this agreement.

         10.08. "Container Charge" - The applicable percentage, specified below, of the Gross Royalty Base applicable to the Records concerned:

                  (a)      Audiophile Records - [**](1) percent ([**](1)%).

                  (b) Other Records - [**](1) percent ([**](1)%) on analog vinyl Records and [**](1) percent ([**](1)%) on analog cassette Records.

                  (c)      Audiovisual Records - [**](1) percent ([**](1)%).

(The foregoing container charges would apply in any instance in which royalties are calculated as a percentage of the applicable Royalty Base Price, rather than as the penny-rate royalties set forth in paragraph '

---------------------
(1) Indicates information which has been redacted pursuant to a request for confidential treatment.

5.01 above.) For the avoidance of doubt, the royalties set forth in subparagraph 5.01(a) above shall not be reduced by any Container Charges.

         10.09. "Controlled Composition" - that portion of a Composition wholly or partly owned or controlled by you or Integrity's Hosanna! Music (ASCAP), Integrity's Praise! Music (BMI) or Integrity's Allelulia! Music (SESAC) (each an "Integrity Publisher") or by an affiliate of you or any Integrity Publisher or in which you or any Integrity Publisher or an affiliate thereof has any interest.

         10.10. "Covered Video" - An Audiovisual Record embodying a Master and owned, or controlled by you with respect to the Territory and the Market.

         10.10.1. "Distribution Country" - a country outside of the United States that is in the Territory and in which Sony distributes Albums hereunder via a subdistributor that is owned or controlled by Sony.

         10.10.2. "Excluded Master" -- is a Master to which Integrity does not have distribution or exploitation rights because of a restriction in the agreement between Integrity and the owner of the rights of the Master concerned; provided, however, that (i) with respect to Existing Masters, in no event shall the number of Excluded Masters exceed [**](1) percent ([**](1)%) of the overall number of Existing Masters and (ii) no Master previously exploited by Sony (other than a Reverting Licensed Master) shall constitute an Excluded Master.

         10.11. "Existing Master" shall have the meaning assigned to such term in subparagraph 2.01(b) above.

         10.11.1. "First Refusal Rights" - No Person other than Sony shall be granted the rights concerned unless you first notify Sony in writing of all of the material terms of the proposed agreement with such Person and give Sony the option to secure such rights pursuant to those terms. If Sony does not accept your offer within twenty (20) business days after Sony's receipt thereof, you may then enter into that proposed agreement with such Person, provided that agreement is consummated within one hundred and twenty (120) days after the end of that thirty (30)-day period upon those same terms. If that agreement is not consummated within the latter one hundred and twenty (120)-day period, no Person except Sony shall be granted those rights unless you first again offer to enter into an agreement with Sony as provided above. Sony shall not be required, as a condition of accepting any such offer, to agree to any material terms which it cannot fulfill as readily as any other Person (e.g., employment of a particular Person under contract to that other Person).

         10.12. "Licensees" a licensee of rights from Sony, including, without limitation, wholly or partly owned subsidiaries, affiliates and other divisions and components of Sony Music Entertainment Inc.

         10.13. "Long Form Video" - any Covered Video other than a Promotional Video.

         10.13.1. "Major Record Companies" - Persons who distribute their own Records directly to wholesalers and retailers on a nation-wide basis throughout the United States. (Those companies, at the date of this agreement, are Sony, BMG Entertainment, The EMI Group, Universal Music Group, Inc. and The Warner Music Group.)

         10.14. "Market" - Brick & Mortar Retailers (defined below) in the secular market (i.e., all exploitation channels which do not have a meaningful connection to Christianity that is apparent to the consumers concerned) and Sony-affiliated web sites (for sales of Phonograph Records only). As used


---------------------
(1) Indicates information which has been redacted pursuant to a request for confidential treatment.

herein, a "Brick & Mortar Retailer" means a Person who is a retailer that is engaged in the business of selling Phonograph Records in the Territory via a physical structure situated on real property (as that term is generally understood in the United States real estate industry).

         10.15. "Masters" - All Master Recordings (other than Recordings embodied on S4W Albums), now existing or the recording of which is completed and ready for release during the Term, wholly or partly owned or controlled by you or any of your affiliates with respect to the Territory and the Market.

         10.16. "Master Recording" - Every recording of sound, whether or not coupled with a visual image, by any method and on any substance or material, whether now or hereafter known, which is intended by you for use in the recording, production and/or manufacture of Phonograph Records.

         10.16.1. "Mechanical Royalties" - Royalties payable to any Person for the right to reproduce and distribute copyrighted musical compositions on Phonograph Records other than Audiovisual Records.

         10.17. "Mid-price Record" - A Record (except those subject to the next sentence), whether or not previously released, bearing a Gross Royalty Base at least [**](1) percent ([**](1)%), but not more than [**](1) percent ([**](1)%), lower than the Gross Royalty Base applicable to the Top Line Records in the same configuration (e.g., long-playing album, two-disc long-playing album, twelve-inch single, tape cassette, compact disc, etc.) released by Sony or its Licensees in the territory concerned. "Budget Record" with respect to cassettes and digital compact disc Albums, sold for distribution in the United States, whether or not previously released, will be those bearing a subdistributor price at least [**](1) percent ([**](1)%), but not more than [**](1) percent ([**](1)%), lower than the subdistributor price applicable to Top Line Records in the same configuration released by Sony or its Licensees in the United States.

         10.18. "Minimum Delivery Commitment" shall have the meaning assigned to such term in section 2.02(a)(1) above.

         10.19. "Multiple Record Set" - two (2) or more Records packaged and/or marketed as a single unit.

         10.20. "Net Sales" - [**](1) percent ([**](1)%) of gross sales, less returns, credits, and reserves against anticipated returns and credits.

         10.20.1. "New Album" - shall have the meaning assigned to such term in section 2.02(a)(1) above.

         10.21.   "New Master" shall have the meaning assigned to such term in section 2.02(a)(1) above.

         10.22. "New Release Album" shall have the meaning assigned to such term in section 3.04(a)(2) above.

         10.22.1. "Non-Distribution Country" - a country outside of the United States that is in the Territory and is not a Distribution Country.

         10.22.2. "Permitted Expenditures" - Out-of-pocket expenses related to marketing and promotion that do not include salaries of Sony staff employees, travel of the Sales Employee and the Director of Marketing, or regular overhead expenses normally paid by Sony in the operation of its business.

         10.23. "Person" and "Party" - any individual, corporation, partnership, association or other organized group of persons or legal successors or representatives of the foregoing.


---------------------
(1) Indicates information which has been redacted pursuant to a request for confidential treatment.

         10.24. "Phonograph Record" is a Record as embodied by the manufacturer and/or distributor in a physical, non-interactive Record configuration (e.g., vinyl LP's, cassettes, compact discs, videocassettes) prior to its distribution to the consumer, as opposed to the transmission or communication of a Record to the consumer prior to being embodied in a physical Record configuration, whether or not it may at some point be embodied in a physical Record configuration, by the consumer or under the consumer's direction or control.

         10.24.1. "Post-New Release Album" - shall have the meaning assigned to such term in section 3.01(a)(2) above.

         10.25. "Promotional Video" - a Covered Video embodying the performance of only one Composition (or medley).

         10.25.1. "Recording" - every recording of sound, whether or not coupled with a visual image, by any method and on any substance or material, or in any other form or format, whether now or hereafter known, which is used or useful in the recording, production and/or manufacture of Records or for any other commercial exploitation.

         10.26. "Records" - all forms of reproductions, now or hereafter known, manufactured or distributed primarily for home use, school use, juke box use, or use in means of transportation, including Records of sound alone and Audiovisual Records.

         10.27. "Related Material" - All pictorial, graphic and literary material, in final form, now existing or produced in the future, wholly or partly owned or controlled by you or furnished by you to Sony created for or used in the packaging and marketing of Phonograph Records derived from Recordings Submitted hereunder, including but not limited to album package artwork (photographic and otherwise), liner notes, album insert material and other advertising and promotion material. Covered Videos are also Related Material.

         10.27.1. "Reverting Licensed Master" - a Master that meets the following criteria and is subject to the following restrictions: (i) it is embodied on a Compilation Album currently distributed by Sony, (ii) Integrity has acquired rights to it by means of a license of limited duration, and (iii) Integrity's rights to it expire during the Term and such rights are not renewable. Notwithstanding anything to the contrary herein, no Master shall become a Reverting Licensed Master unless you have provided Sony with at least sixty (60) days advance notice and in all cases the provisions of subparagraph 1.04(a) shall apply to each Reverting Licensed Master.

         10.28. "Royalty Base Price" - the amount specified below ("Gross Royalty Base") applicable to the Phonograph Records concerned, less all taxes and less the applicable Container Charge, except as provided in the following sentence. "Less the taxes" means less the excise, purchase, value added, or similar taxes included in the Gross Royalty Base.

                  (a) WITH RESPECT TO SINGLES AND AUDIOVISUAL RECORDS SOLD FOR DISTRIBUTION IN THE UNITED STATES: The Gross Royalty Base for an Audiovisual Record is Sony's published subdistributor price applicable to the price series of the unit concerned. Royalties shall be calculated separately with respect to each price series in which units of a particular Record release are sold during the semi-annual accounting period concerned. References to published prices in this subparagraph 10.07(a) refer to those in effect at the commencement of the accounting period in which the sale concerned occurs.

                  (b) WITH RESPECT TO RECORDS (EXCLUDING AUDIOVISUAL RECORDS) SOLD FOR DISTRIBUTION OUTSIDE OF THE UNITED STATES: The Gross Royalty Base is the applicable amount specified in sections 10.28(b)(1) or (2) below, in the country of sale, at the commencement of the accounting period concerned:

                           (1)      If the Records concerned have a suggested
retail list price in the country concerned, the Gross Royalty Base shall be such suggested retail list price, inclusive of taxes included in the price.

                           (2)      If section 10.07(b)(1) above does not apply,
the Gross Royalty Base shall be the royalty base generally used by Sony's principal Licensee in the country concerned to calculate the royalties that Licensee pays to recording artists, inclusive of taxes ("Licensee Base"). If this section 10.07(b)(2) applies and the Licensee Base is not a "retail-related base" (i.e., it is not a royalty base intended to be an equivalent of or substitute for an actual or hypothetical retail price), the Gross Royalty Base shall be the retail price, inclusive of taxes, which may be established by Sony or its Licensee(s) in conformity with the general practice of the Record industry in such country; and, if there is no such established retail price in such country, the Gross Royalty Base shall be the sum of the manufacturer's published price to dealers with respect to the Record concerned, multiplied by [**](1) percent ([**](1)%), plus taxes.

                  (c) WITH RESPECT TO AUDIOVISUAL RECORDS SOLD FOR DISTRIBUTION OUTSIDE OF THE UNITED STATES: The Gross Royalty Base is the applicable amount specified in sections 10.07(c)(1) or (2) below, in the country of sale, at the commencement of the accounting period concerned:

                           (1)      If the Records concerned have a suggested
retail list price in the country concerned, the Gross Royalty Base shall be [**](1) ([**](1) of such suggested retail list price, inclusive of taxes.

                           (2)      If section 10.07(c)(1) above does not apply,
the Gross Royalty Base shall be [**](1) ([**](1) of the Licensee Base. If this section 10.07(c)(2) applies and the Licensee Base is not a "retail-related base" (i.e., it is not a royalty base intended to be an equivalent of or substitute for an actual or hypothetical retail price), the Gross Royalty Base shall be [**](1) ([**](1) of the retail price, inclusive of taxes, which may be established by Sony or its Licensee(s) in conformity with the general practice of the Record industry in such country; and, if there is no such established retail price in such country, the Gross Royalty Base shall be [**](1) ([**](1) of the sum of the manufacturer's published price to dealers with respect to the Record concerned, multiplied by [**](1) percent ([**](1)%), plus taxes.

         10.29. "S4W Album" - shall mean each "Song 4 Worship" Album owned or controlled by you or your affiliates or licensees.

         10.30. "Special Packaging Costs" - costs incurred by Sony in creating and producing Album covers, sleeves, and other packaging elements requested by you, in excess of the following amounts: (a) those engraving costs necessary to satisfy the criteria set forth in clause (b) below; and (b) packaging manufacturing costs equal to those necessary to manufacture the following packaging elements: (1) for LPs, a four-color jacket, a one-color inner sleeve, and a three-color label (in addition to black print lettering on such label);
(2) for cassettes including digital compact cassettes, a six-panel inlay card with a four-color front panel and black and white other panels, and a standard color Noelco box; and (3) for compact discs and other configurations not described above, an eight-page booklet with four-color front and back pages and black and white other pages, and a standard color jewel box. "Color" in the preceding sentence means those colors for which Sony is charged a standard fee. The packaging elements referred to in clauses (b)(1), (2)


---------------------
(1) Indicates information which has been redacted pursuant to a request for confidential treatment.

and (3) above are deemed for purposes of this paragraph 10.24 to be on standard weight paper or cardboard. Notwithstanding anything to the contrary herein Sony agrees to provide you with advance notice prior to incurring any Special Packaging Costs. If Sony determines that the use of any such materials will incur Special Packaging Costs, Sony shall work with you in good faith to develop packaging alternatives that would reduce or eliminate the amount of the Special Packaging Costs in question. In the event that you and Sony reach a mutually acceptable alternative to the packaging in question, Sony shall use such alternative (whether or not the alternative in question still includes certain packaging and/or design elements that result in costs in excess of the amounts customarily permitted hereunder) without charging any Special Packaging Costs to your account. If you and Sony are unable to reach a mutually acceptable alternative under the preceding sentence, you shall have the option of redesigning the packaging in question so that no Special Packaging Costs are incurred. Notwithstanding anything to the contrary herein, no Special Packaging Costs shall be incurred in connection with Multiple Record Sets consisting of two (2) compact discs so long as the packaging elements prepared by you in connection with such Multiple Record Set are consistent with prior WoW compilation Albums distributed by Sony. Notwithstanding anything to the contrary above, no Special Packaging Costs shall result from any of the following: (i) the "color" chosen by you for the jewel cases used for compact discs is "clear",
(ii) the number of pages in the compact disc booklets is twelve for saddle stitch booklets or the number of panels for folding booklets is six panels on each side (i.e. twelve-sides), and (iii) the number of colors used on the front and back of the back inlay panel on compact discs is four for each such side.

         10.31. "Submit" (i) with respect to a Master Recording, means the delivery to Sony, at its offices in New York, New York, of the complete album embodying such Recording in the form of a digital compact disc, and (ii) with respect to a Covered Video means the delivery to Sony, at its offices in New York, New York, of the materials set forth in Schedule A hereto; provided that a Covered Video may be Submitted after Submission of the Album containing the Recording in the Video, if the Covered Video is produced after Submission of such Album. In all cases, "Submission" of either a Recording or a Covered Video shall not be deemed to have occurred unless and until Sony's Senior Vice President, A&R Administration, has received notice thereof in writing.

         10.32. "Territory" - (i) with respect to all S4W Albums, the "Territory" shall be India; and (ii) with respect to all other Albums, the "Territory" shall be the United States, Canada, Australia, New Zealand, Singapore, the United Kingdom, Europe, the former republics of the Soviet Union, Latin America, the Middle East and Africa (excluding South Africa and excluding distribution through so-called "street vendors"); provided, however, that: (A) solely for purposes of Sony's distribution of Masters hereunder and solely on a quarterly basis until December 31, 2003 or December 31, 2004 if the Term is extended for a forth Contract Year under subparagraph 1.01(b) above (i.e. Integrity can add countries to the Territory either for S4W albums or all other Albums once per quarter until December 31, 2003 or December 31, 2004, as the case may be), Sony and Integrity agree that countries in which Integrity currently has a third party general market distributor shall be added, on a case-by-case basis, to the "Territory" to the extent that Integrity decides, in its sole discretion, to terminate its relationship with such distributor; (B) for purposes of Integrity's distribution of Sony's product under subparagraph 1.06(b) above, the definition of "Territory" shall only include Canada, Australia, New Zealand, Singapore, the United Kingdom, Europe, the former republics of the Soviet Union and Latin America (but solely to the extent that:
(X) Integrity's distribution of Sony's product in the country in question would not violate any pre-existing commitments Sony may have with respect to such product in such country, (Y) Christian distribution channels are separate from secular distribution channels in the country in question, and Sony does not have an established presence in the Christian distribution channels in question and
(Z) Sony determines in its good faith discretion and on a country-by-country basis that sales of the Album in question are appropriate in the Christian Market).

         10.33. "Through Normal Retail Channels" - sales other than as described in paragraph 6.02 above.

10.34. A "Top Line" - a Record bearing the same Gross Royalty Base as the majority (or plurality) of the new Record releases in the same configuration (other than classical releases, including but not limited to Sony Classical and Masterworks releases) of Sony's best selling artists.

11.      REMEDIES

         11.01. If at any time you fail to fulfill the Submission commitment set forth in subparagraph 2.01(b) above, or any of your other material obligations under this agreement for any reason, and such failure continues for thirty (30) days (the "Cure Period") after Sony has given you notice thereof and during the Cure Period you have not undertaken good faith efforts to cure the breach in question which have resulted in a partial cure of such breach, Sony shall have the following options:

                  (a) to suspend Sony's obligations to make payments to you under this agreement until you have cured the default;

                  (b) to terminate the Term at any time, whether or not you have commenced curing the default before such termination occurs.

Sony may exercise each of those options by sending you the appropriate notice. No exercise of an option under this paragraph shall limit Sony's rights to recover damages by reason of your default, Sony's rights to exercise any other option under this paragraph, or any of Sony's other rights or remedies under this agreement (including, but not limited to under paragraph 5A.02 above) or otherwise. In the event that you partially cure any such breach during the Cure Period but do not fully cure the breach in question within sixty (60) days after the end of the Cure Period, then the options set forth in clauses (a) and (b) above shall be available to Sony with respect to the breach in question.

         11.02. If because of any of the following events (any such event, a "Force Majeure Event"): act of God; inevitable accident; fire; lockout, strike or other labor dispute; riot or civil commotion; act of public enemy; enactment, rule, order or act of any government or governmental instrumentality (whether federal, state, local or foreign); failure of technical facilities; failure or delay of transportation facilities; illness or incapacity of any performer or producer; or other cause of a similar or different nature not reasonably within Sony's control; Sony is materially hampered in the recording, manufacture, distribution or sale of Records, then, without limiting Sony's rights, Sony shall have the option (a "Suspension Option") by giving you notice to suspend the running of the then current Contract Year as well as any of Sony's obligations hereunder for the duration of any such contingency plus such additional time as is necessary so that Sony shall have no less than thirty (30) days after the cessation of such contingency in which to exercise Sony's option, if any, to extend the Term. Notwithstanding the preceding sentence, in the event that Sony is reasonably unable to provide you with notice that it intends to exercise the Suspension Option hereunder, such Suspension Option will be deemed to have been exercised as of the first day of the Force Majeure Event giving rise to such option. If any suspension imposed under this paragraph by reason of an event affecting no Record manufacturer or distributor except Sony continues for more than six (6) months, you may request that Sony, by notice, terminate the suspension by notice given to you within sixty (60) days after Sony's receipt of your notice. If Sony does not do so, the Term shall terminate at the end of that sixty (60) day period (or at such earlier time as Sony may designate by notice to you), and all parties shall be deemed to have fulfilled all of their obligations under this agreement except those obligations which survive the end of the Term (such as warranties, re-recording restrictions, and the obligation to pay royalties).

12.      NOTICES

         12.01. Except as otherwise specifically provided herein, all notices under this agreement shall be in writing and shall be given by courier or other personal delivery or by registered or certified mail at the appropriate address below or at a substitute address designated by notice by the party concerned.

TO YOU:                             The address shown above.
                                    Attn: Vice President, Business Affairs

TO SONY:                            550 Madison Avenue
                                    New York, New York  10022-3211

Each notice to Sony shall be addressed for the attention of Sony's Senior Vice President, Business Affairs & Administration, and a copy of each notice to Sony shall be sent simultaneously to the Sony Music Entertainment Inc. Law Department for the attention of Sony's Senior Vice President and General Counsel. Sony shall undertake to send a copy of each notice sent to you to the attention of the President of Integrity Incorporated at the address first set forth above, but Sony's failure to send any such copy shall not constitute a breach of this agreement or impair the effectiveness of the notice concerned. Notices shall be deemed given when mailed or, if personally delivered, when so delivered, except that a notice of change of address shall be effective only from the date of its receipt.


13.      MISCELLANEOUS

         13.01. The parties hereto agree that: (i) all understandings and agreements heretofore made between them with respect to the subject matter hereof are merged in this agreement, which fully and completely expresses their agreement with respect to the subject matter hereof and (ii) except as specifically set forth herein, all prior agreements among the parties with respect to such subject matter are superseded by this agreement which integrates all promises, agreements, conditions and understandings among the parties with respect to such subject matter.

         13.02. Each party hereto may assign its rights under this agreement in whole or in part to any subsidiary, affiliated or controlling corporation, to any Person owning or acquiring a substantial portion of its stock or assets, or to any partnership or other venture in which it participates, and such rights may be assigned by any assignee to the same Persons described above. Sony may also assign its rights to any of its Licensees if advisable in Sony's sole discretion to implement the license granted. No assignment under this paragraph shall relieve the assignor of any of its obligations. Sony shall notify you in advance of any such assignment under the second sentence of this paragraph provided all of Sony's rights are assigned.

         13.03. THIS AGREEMENT HAS BEEN ENTERED INTO IN THE STATE OF NEW YORK, AND THE VALIDITY, INTERPRETATION AND LEGAL EFFECT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS ENTERED INTO AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES UNDER NEW YORK LAW). THE NEW YORK COURTS (STATE AND FEDERAL), SHALL HAVE SOLE JURISDICTION OF ANY CONTROVERSIES REGARDING THIS AGREEMENT; ANY ACTION OR OTHER PROCEEDING WHICH INVOLVES SUCH A CONTROVERSY SHALL BE BROUGHT IN THOSE COURTS IN NEW YORK COUNTY AND NOT ELSEWHERE. THE PARTIES WAIVE ANY AND ALL OBJECTIONS TO VENUE IN THOSE COURTS AND HEREBY SUBMIT TO THE JURISDICTION OF THOSE COURTS. ANY PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY, AMONG OTHER METHODS, BE SERVED UPON YOU BY DELIVERING IT OR MAILING IT, BY REGISTERED OR CERTIFIED MAIL, DIRECTED TO THE ADDRESS FIRST ABOVE WRITTEN OR SUCH OTHER ADDRESS AS YOU MAY DESIGNATE PURSUANT TO ARTICLE 17. ANY SUCH PROCESS MAY, AMONG

OTHER METHODS, BE SERVED UPON THE ARTIST OR ANY OTHER PERSON WHO APPROVES, RATIFIES, OR ASSENTS TO THIS AGREEMENT TO INDUCE SONY TO ENTER INTO IT, BY DELIVERING THE PROCESS OR MAILING IT BY REGISTERED OR CERTIFIED MAIL, DIRECTED TO THE ADDRESS FIRST ABOVE WRITTEN OR SUCH OTHER ADDRESS AS THE ARTIST OR THE OTHER PERSON CONCERNED MAY DESIGNATE IN THE MANNER DESCRIBED IN ARTICLE 13. ANY SUCH DELIVERY OR MAIL SERVICE SHALL BE DEEMED TO HAVE THE SAME FORCE AND EFFECT AS PERSONAL SERVICE WITHIN THE STATE OF NEW YORK.

         13.04. In entering into this agreement, and in providing services pursuant hereto, you and Sony have and shall have the status of independent contractors and nothing herein contained shall contemplate or constitute you or Sony as one another's agent, employee, or joint venturer.

         13.05. This agreement shall not become effective until executed by all proposed parties hereto.


                                       INTEGRITY INCORPORATED

                                       By:      /s/ Jerry Weimer
                                          -------------------------------------
                                       Name:    Jerry Weimer
                                            -----------------------------------
                                       Title:   Executive Vice President
                                            -----------------------------------
                                                and Chief Operating Officer


                                       SONY MUSIC, a Group of
                                       Sony Music Entertainment Inc.

                                       By:      /s/ Ron Wilcox
                                          -------------------------------------
                                       Name:    Ron Wilcox
                                            -----------------------------------
                                       Title:   SVP, BA & ADM.
                                             ----------------------------------

     Our taxpayer identification number (social security number or employer identification number) is 63-0952549. Under the penalties of perjury, I certify that this information is true, correct and complete.

                                                /s/ Don Mayes
                                       ----------------------------------------
                                       For INTEGRITY INCORPORATED
                                       Name:    Don Mayes
                                            -----------------------------------
                                       Title: Vice President of Business Affairs
                                             ----------------------------------


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SCHEDULE A

DELIVERY REQUIREMENTS FOR THE HOME VIDEO

A.       VIDEO

         1. A first generation Digital Beta master on Sony Digital Beta videotape conforming to NTSC specifications with non-drop frame SMPTE time code in the following sequence and format:

                  a) Start SMPTE time code at 57:30:00 and run continuously to end of tape.
                  b) 60 seconds of color bars starting at 58:00:00 with 1KHz tones at 0 VU +/- 1db to be recorded on all active audio tracks.
                  c)       60 seconds of black, no tones, starting at 59:00:00.
                  d) FBI Warning (to be supplied by SMV). THIS MUST START AT ONE HOUR EVEN (1:00:00:00)
                  e)       1 second black.
                  f)       Sony Music (or label) logo (to be supplied by Sony
Music).
                  g)       1-2 seconds black.
                  h) The program. A copyright notice reading " (c) 2001 Sony Music Entertainment Inc." or such other notice as Sony Music designates will run at the end of the program.

                  i) After program and credits, MOS (no audio), black with time code to end of tape.

B.       AUDIO

         1. With the Digital Beta "0" reference level set at -20db, average program levels should be -10db, with program peaks not to exceed -5db.

         2. Stereo audio derived from the original first generation sound mix will be laid onto Audio Tracks 1 and 2 of the Digital Beta master. Tracks 3 and 4 will be left open (unless required for foreign language dubbing or separate music and effects tracks if requested by Sony Music).

C.       ADDITIONAL DELIVERY MATERIALS

         1.       Music Cue Sheet

                  a) In the customary form, including the title of each composition, the composer(s), the running time, the publisher(s), and the performing rights society information. Where applicable, the cue sheet will indicate whether the music usage is foreground or background, and whether it is live performance or music video.

         2.       Transcript

                  a) A complete transcript of any dialogue or narration contained in the program.

         3.       Additional Copies

                  a) A Digital Beta "clone" of the Digital Beta master, with time code identical to the original master, conforming to all of the specifications prescribed in paragraphs A and B above.

                  b) If requested, a D2 "clone" NTSC sub-master videotape of the program, conforming to all the specifications prescribed in paragraph A.1 above.



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                  c)       Two (2) three-quarter inch (3/4") videocassettes of
the program, one (1) of which will have visible time code.

                  d) All original film and video tape elements relating to the production of the program, including all masters of the Outtakes, still photographs, audio source material, etc.

         4.       Elements Inventory

                  a) All delivery elements prescribed in paragraph C.3(d) will be boxed and inventoried using the inventory form provided by Sony Music containing the following information:

                           1.       Artist and program title.

                           2.       Location and date(s) of production.

                           3. Production company name, address and phone number.

                           4.       Director's name.

                           5 Itemized description of the contents of each box.

                  b) The production will be assigned a project number by Sony Music, and each box of elements will be assigned a letter within that project number (i.e.) 10A, 10B, 10C, 10D, etc.)

                  c) Three (3) copies of the completed inventory of the contents of each box will be distributed as follows:

                           1.       One (1) copy to be placed inside the box.
                           2. One (1) copy to be affixed to the outside of the box.
                           3.       One (1) copy to be delivered to Sony Music.

SCHEDULE B


         1 CD In a Jewel Box                F'02              F'03
         Bare Disc                          $[**](1)          $[**](1)
         Edge Label                         $[**](1)          $[**](1)
         EAS (1)                            $[**](1)          $[**](1)
         Packaging                          $[**](1)          $[**](1)
         Total Mfg                          $[**](1)          $[**](1)
         Artwork (2)                        $[**](1)          $[**](1)

                  Total                     $[**](1)          $[**](1)

         (1)      Security System for Retail
         (2)      Based upon 12 pg. Standard Booklet

         45 Minute Cassette
         Cassette & Packaging       $[**](1)            $[**](1)

         Artwork                    $[**](1)            $[**](1)

         Total                      $[**](1)            $[**](1)

---------------
(1) Indicates information which has been redacted pursuant to a request for confidential treatment.


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                                                                       EXHIBIT A

 (Appended in accordance with paragraph 7.06)

[IRS Form]
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